EXHIBIT 10 B (1) LOAN AND SECURITY AGREEMENT





                           LOAN AND SECURITY AGREEMENT


                                 By and Between


                        SUMMIT COMMERCIAL/GIBRALTAR CORP.


                                       and


                            RELM COMMUNICATIONS, INC.
                            RELM WIRELESS CORPORATION
                                    RXD, INC.

                            --------------------------

                            Dated: February 26, 1999

                            --------------------------


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                                TABLE OF CONTENTS

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
1.       DEFINITIONS............................................................................................-1-
         1.1.     "Accounting Terms"............................................................................-1-
         1.2.     "Affiliate"...................................................................................-1-
         1.3.     "Base Rate"...................................................................................-1-
         1.4      "Blocked Accounts"............................................................................-1-
         1.5.     "Borrowing Base"..............................................................................-1-
         1.6.     "Business Day"................................................................................-2-
         1.7.     "Capital Expenditures"........................................................................-2-
         1.8.     "Capitalized Leases"..........................................................................-2-
         1.9.     "Capitalized Lease Obligations"...............................................................-2-
         1.10.    "Cash Collateral Account".....................................................................-2-
         1.11.    "Cash Flow"...................................................................................-2-
         1.12.    "Cash Flow Coverage Ratio"....................................................................-2-
         1.13.    "Collateral"..................................................................................-2-
         1.14.    "Contract Period".............................................................................-2-
         1.15.    "Corporation".................................................................................-2-
         1.16.    "Current Assets"..............................................................................-2-
         1.17.    "Current Liabilities..........................................................................-2-
         1.18.    "Default".....................................................................................-2-
         1.19.    "EBIT"........................................................................................-2-
         1.20.    "Eligible Inventory"..........................................................................-3-
         1.21.    "Eligible Receivables"........................................................................-3-
         1.22.    "Environmental Cleanup Site"..................................................................-3-
         1.23.    "Environmental Consultant"....................................................................-3-
         1.24.    "Environmental Requirements"..................................................................-4-
         1.25.    "ERISA".......................................................................................-4-
         1.26.    "Event of Default"............................................................................-4-
         1.27.    "Fort Orange Note"............................................................................-4-
         1.28.    "GAAP"........................................................................................-4-
         1.29.    "Guarantors"..................................................................................-4-
         1.30.    "Indebtedness"................................................................................-4-
         1.31.    "Interest Expense"............................................................................-4-
         1.32     "Issuing Bank"................................................................................-4-
         1.33.    "Lender Indebtedness".........................................................................-4-
         1.34.    "Letter of Credit Reserve"....................................................................-5-
         1.35.    "Line"........................................................................................-5-
         1.36.    "Line Note"...................................................................................-5-
         1.37.    "Loan Account"................................................................................-5-
         1.38.    "Loan Documents"..............................................................................-5-
         1.39.    "Loans".......................................................................................-5-
         1.40.    "Maximum Amount"..............................................................................-5-
         1.41.    "Mortgaged Property"..........................................................................-5-
         1.42.    "Net Income"..................................................................................-5-
         1.43.    "Notes".......................................................................................-5-
         1.44.    "Out-Of-Formula Advance"......................................................................-5-
         1.45.    "PBGC"........................................................................................-6-
         1.46.    "Person"......................................................................................-6-

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         1.47.    "Plan"........................................................................................-6-
         1.48.    "RCFI"........................................................................................-6-
         1.49.    "Real Property"...............................................................................-6-
         1.50.    "Special Materials"...........................................................................-6-
         1.51.    "Subsidiary"..................................................................................-6-
         1.52.    "Tangible Net Worth"..........................................................................-6-
         1.53.    "Term Loan"...................................................................................-6-
         1.54.    "Term Note"...................................................................................-6-
         1.55     "Total Credit Facility".......................................................................-6-
         1.56.    "Value".......................................................................................-6-

2.       THE LINE; TERM LOAN; USE OF PROCEEDS...................................................................-7-
         2.1.     Line of Credit................................................................................-7-
         2.2.     Term Loan.....................................................................................-7-
         2.3.     Loans; Notes..................................................................................-7-
         2.4.     Use of Proceeds...............................................................................-7-
         2.5.     Method of Advances............................................................................-7-
         2.6.     Letters of Credit.............................................................................-7-
         2.7.     Closing.......................................................................................-8-

3.       INTEREST RATE..........................................................................................-8-
         3.2.     Default Interest..............................................................................-8-
         3.3.     Post Judgment Interest........................................................................-8-
         3.4.     Calculation...................................................................................-8-
         3.5.     Limitation of Interest to Maximum Lawful Rate.................................................-9-

4.       PAYMENTS AND FEES......................................................................................-9-
         4.1.     Interest Payments on the Line.................................................................-9-
         4.2.     Principal Payments on the Line................................................................-9-
         4.3.     Principal and Interest Payments on the Term Loan..............................................-9-
         4.4.     Letter of Credit Fees.........................................................................-9-
         4.5.     Closing Fee...................................................................................-9-
         4.6.     Facility Fee.................................................................................-10-
         4.7.     Administrative Fee...........................................................................-10-
         4.8.     Late Charge..................................................................................-10-
         4.9.     Termination or Prepayment of Loans...........................................................-10-
         4.10.    Payment Method...............................................................................-11-
         4.11.    Application of Payments......................................................................-11-
         4.12.    Loan Account.................................................................................-11-
         4.13.    Indemnity; Loss of Margin....................................................................-11-

5.       SECURITY; COLLECTION OF RECEIVABLES AND PROCEEDS OF COLLATERAL........................................-12-
         5.1.     Personal Property............................................................................-12-
         5.2.     Assignment Fort Orange Note..................................................................-14-
         5.3.     Real Property................................................................................-14-
         5.4.     Surety.......................................................................................-14-
         5.5.     Validity Guarantee...........................................................................-14-
         5.6.     General......................................................................................-14-
         5.7.     Collection of Receivables; Proceeds of Collateral.  .........................................-15-

6.       REPRESENTATIONS AND WARRANTIES........................................................................-16-

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         6.1.     Valid Organization, Good Standing and Qualification. ........................................-16-
         6.2.     Licenses.....................................................................................-16-
         6.3.     Ownership Interests..........................................................................-16-
         6.4.     Subsidiaries.................................................................................-16-
         6.5.     Financial Statements.........................................................................-16-
         6.6.     No Material Adverse Change in Financial Condition............................................-17-
         6.7.     Pending Litigation or Proceedings............................................................-17-
         6.8.     Due Authorization; No Legal Restrictions.....................................................-17-
         6.9.     Enforceability...............................................................................-17-
         6.10.    No Default Under Other Obligations, Orders or Governmental Regulations. .....................-17-
         6.11.    Governmental Consents........................................................................-17-
         6.12.    Taxes........................................................................................-17-
         6.13.    Title to Collateral..........................................................................-18-
         6.14.    Addresses....................................................................................-18-
         6.15.    Current Compliance...........................................................................-18-
         6.16.    Pension Plans................................................................................-18-
         6.17.    Leases and Contracts.........................................................................-18-
         6.18.    Intellectual Property........................................................................-19-
         6.19.    Eligible Inventory Warranties................................................................-19-
         6.20.    Eligible Account Warranties..................................................................-19-
         6.21.    Year 2000....................................................................................-20-
         6.22.    Interrelatedness of Borrowers................................................................-20-
         6.23.    Accuracy of Representations and Warranties...................................................-20-

7.       GENERAL COVENANTS.....................................................................................-20-
         7.1.     Payment of Principal, Interest and Other Amounts Due.........................................-20-
         7.2.     Limitation on Sale and Leaseback.............................................................-20-
         7.3.     Limitation on Indebtedness...................................................................-20-
         7.4.     Investments and Loans........................................................................-21-
         7.5.     Guaranties...................................................................................-21-
         7.6.     Disposition of Assets........................................................................-21-
         7.7.     Merger; Consolidation; Business Acquisitions; Subsidiaries...................................-22-
         7.8.     Taxes; Claims for Labor and Materials........................................................-22-
         7.9.     Liens........................................................................................-22-
         7.10.    Existence; Approvals; Qualification; Business Operations; Compliance with Laws. .............-23-
         7.11.    Maintenance of Properties, Intellectual Property.............................................-23-
         7.12.    Insurance....................................................................................-23-
         7.13.    Inspections; Examinations....................................................................-24-
         7.14.    Default Under Other Indebtedness.............................................................-25-
         7.15.    Pension Plans................................................................................-25-
         7.16.    Lender of Account............................................................................-25-
         7.17.    Maintenance of Management....................................................................-25-
         7.18.    Capital Stock; Dividends.....................................................................-25-
         7.19.    Transactions with Affiliates.................................................................-26-
         7.20.    Restriction on Stock Transfer................................................................-26-
         7.21.    Name or Address Change.......................................................................-26-
         7.22.    Notices......................................................................................-26-
         7.23.    Additional Documents and Future Actions......................................................-26-
         7.24.    Accounts Receivable..........................................................................-26-
         7.25.    Material Adverse Contracts...................................................................-28-
         7.26.    Restrictions on Use of Proceeds..............................................................-28-

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8.       FINANCIAL COVENANTS...................................................................................-28-
         8.1.     Cash Flow Coverage Ratio.....................................................................-28-
         8.2.     Tangible Net Worth...........................................................................-28-
         8.3.     Current Ratio................................................................................-28-
         8.4.     Capital Expenditures.........................................................................-28-

9.       ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS..................................................-28-
         9.1.     Annual Statements............................................................................-28-
         9.2.     Projections and Cash Flow....................................................................-29-
         9.3.     Monthly Statements...........................................................................-29-
         9.4.     10Q and 10K..................................................................................-30-
         9.5.     Accounts Receivable and Accounts Payable Statements..........................................-30-
         9.6.     Inventory Certifications.....................................................................-30-
         9.7.     Accounts Receivable Borrowing Base Information and Related Documents.........................-30-
         9.8.     Audit Reports................................................................................-30-
         9.9.     Reports to Governmental Agencies and Other Creditors.........................................-30-
         9.10.    Requested Information........................................................................-30-
         9.11.    Compliance Certificates......................................................................-30-

10.      ENVIRONMENTAL REPRESENTATIONS AND COVENANTS. .........................................................-31-
         10.1.    Representations..............................................................................-31-
         10.2.    Real Property................................................................................-31-
         10.3.    Covenant Regarding Compliance................................................................-31-
         10.4.    Notices......................................................................................-32-
         10.5.    Indemnity....................................................................................-32-
         10.6.    Testing......................................................................................-32-
         10.7.    Survival.....................................................................................-32-

11.      CONDITIONS OF CLOSING.................................................................................-33-
         11.1.    Loan Documents...............................................................................-33-
         11.2.    Representations and Warranties...............................................................-33-
         11.3.    No Default...................................................................................-33-
         11.4.    Proceedings and Documents....................................................................-33-
         11.5.    Landlord's, Mortgagee's or Warehouseman's Release and Waiver Agreements. ....................-33-
         11.6.    Delivery of Other Documents..................................................................-33-
         11.7.    Minimum Availability.........................................................................-34-
         11.8.    Non-Waiver of Rights.........................................................................-34-

12.      CERTAIN CONDITIONS TO SUBSEQUENT ADVANCES.............................................................-34-
         12.1.    Representations and Warranties...............................................................-34-
         12.2.    No Default...................................................................................-34-
         12.3.    Other Requirements...........................................................................-34-

13.      DEFAULT AND REMEDIES..................................................................................-35-
         13.1.    Events of Default............................................................................-35-
         13.2.    Remedies.....................................................................................-37-
         13.3.    Sale or Other Disposition of Collateral......................................................-37-
         13.4.    Actions with Respect to Accounts.............................................................-38-
         13.5.    Set-Off......................................................................................-40-
         13.6.    Turnover of Property Held by Lender..........................................................-40-

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         13.7.    Delay or Omission Not Waiver.................................................................-40-
         13.8.    Remedies Cumulative; Consents................................................................-40-
         13.9.    Certain Fees, Costs, Expenses, Expenditures and Indemnification..............................-40-
         13.10.   Time is of the Essence.......................................................................-41-

14.      COMMUNICATIONS AND NOTICES............................................................................-41-
         14.1.    Communications and Notices...................................................................-41-

15.      WAIVERS...............................................................................................-42-
         15.1.    Waivers......................................................................................-42-
         15.2.    Forbearance..................................................................................-43-
         15.3.    Limitation on Liability......................................................................-43-

16.      SUBMISSION TO JURISDICTION............................................................................-43-
         16.1.    Submission to Jurisdiction...................................................................-43-

17.      MISCELLANEOUS.........................................................................................-44-
         17.1.    Brokers......................................................................................-44-
         17.2.    Use of Lender's Name.........................................................................-44-
         17.3.    No Joint Venture.............................................................................-44-
         17.4.    Survival.....................................................................................-44-
         17.5.    No Assignment by Borrower....................................................................-44-
         17.6.    Assignment or Sale by Lender.................................................................-44-
         17.7.    Binding Effect...............................................................................-45-
         17.8.    Severability ................................................................................-45-
         17.9.    No Third Party Beneficiaries.................................................................-45-
         17.10.   Modifications................................................................................-45-
         17.11.   Holidays.....................................................................................-45-
         17.12.   Law Governing................................................................................-45-
         17.13.   Integration..................................................................................-45-
         17.14.   Exhibits and Schedules.......................................................................-45-
         17.15.   Headings.....................................................................................-45-
         17.16.   Counterparts.................................................................................-45-
         17.17.   Joint and Several Liability..................................................................-45-
         17.18.   Waiver of Right to Trial by Jury.............................................................-45-

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                           LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (the "Agreement") is made effective the 26th day of February, 1999, by and between RELM COMMUNICATIONS, INC. ("RCI"), RELM WIRELESS CORPORATION ("RWC"), RXD, INC. ("RXD") (jointly and severally, "Borrower") and SUMMIT COMMERCIAL/GIBRALTAR CORP. ("Lender").

                                   BACKGROUND

     A. Borrower has requested that Lender extend certain credit facilities to Borrower.

     B. Lender is willing to extend such credit facilities on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit now or hereafter made to or for the benefit of Borrower by Lender, the parties hereto, intending to be legally bound hereby, agree as follows:

1. DEFINITIONS. The following words and phrases as used in capitalized form in this Agreement, whether in the singular or plural, shall have the meanings indicated:

     1.1 "Accounting Terms". As used in this Agreement, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined elsewhere in this Agreement shall have the respective meanings given to them under GAAP.

     1.2 "Affiliate", as to any Person, means each other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person in question.

     1.3 "Base Rate" means the annual interest rate established from time to time by Summit Bank and generally known by Summit Bank as its "base rate", whether published by it publicly or only for the internal guidance of its loan officers. The Base Rate is used merely as a pricing index and is not and should not be considered to represent the lowest or best rate available to a borrower.

     1.4 "Blocked Accounts" shall have the meaning provided for such term in
Section 5.7(a) below.

     1.5. "Borrowing Base" means (a) the sum of (i) an amount up to 85% of the Eligible Receivables, plus (ii) the lesser of (A) $3,750,000.00 or (B) the sum of (1) an amount up to 50% of the Value of that portion of Eligible Inventory consisting of finished goods and (2) an amount up to 20% of the Value of that portion of Eligible Inventory consisting of raw materials, minus (b) the Letter of Credit Reserve, minus (c) a reserve in the amount of One Hundred Thousand Dollars ($100,000.00).

     1.6 "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, NY or in any other location where a Blocked Account is maintained are authorized by law to close.

     1.7 "Capital Expenditures" means any expenditure that would be classified as a capital expenditure on a statement of cash flow of Borrower prepared in accordance with GAAP.

     1.8 "Capitalized Leases" means all lease obligations which have been or should be, in accordance with GAAP, capitalized on the books of the lessee.

     1.9 "Capitalized Lease Obligations" means all amounts payable with respect to a Capitalized Lease.

     1.10. "Cash Collateral Account" shall have the meaning provided for such term in Section 5.7(b) below.

     1.11 "Cash Flow" for any period, means the sum of Borrower's (i) EBIT, plus
(ii) depreciation and amortization expenses and all other non-cash charges which were deducted in determining EBIT, all determined in accordance with GAAP.

     1.12 "Cash Flow Coverage Ratio" for any period, means the ratio of Borrower's (a) Cash Flow for such period to (b) Interest Expense for such period, plus that portion of such entity's long term debt (excluding any portion of the Line) which became due and payable during such period, plus the cash portion of any Capital Expenditures for such period.

     1.13. "Collateral" shall have the meaning provided for such term in Section
5.6 below.

     1.14. "Contract Period" shall have the meaning provided for such term in
Section 2.1 below.

     1.15 "Corporation" means a corporation, partnership, limited liability company, trust, unincorporated organization, association or joint stock company.

     1.16 "Current Assets" at a particular date means the aggregate amount of all assets of Borrower which would be classified as current assets on a balance sheet of such entity at such date, in accordance with GAAP.

     1.17 "Current Liabilities" at a particular date means the liabilities (including tax and other proper accruals) of Borrower which would be included as current liabilities on a balance sheet of such entity at such date, in accordance with GAAP.

     1.18. "Default" means an event which with the giving of notice or the passage of time or both would become an Event of Default.

     1.19 "EBIT" for any period, means earnings or losses of Borrower for such period, plus the aggregate amounts deducted in determining such earnings in respect of (i) interest paid on Indebtedness of Borrower for such period, and
(ii) income taxes for such period, each determined in accordance with GAAP.

     1.20 "Eligible Inventory" means inventory in the possession of Borrower consisting of finished goods or raw materials in which Lender has a prior, perfected first priority lien, which complies with the representations set forth in Section 6.19, and meets all specifications established by Lender in its sole discretion from time to time. Without in any way limiting the generality of the foregoing, Eligible Inventory shall not include (a) work-in-process, (b) inventory consisting of fuels; (c) inventory consisting of stores; (d) inventory which is not in good condition or not currently usable or salable in the ordinary course of Borrower's business as determined by Lender; (e) inventory consisting of finished goods which do not meet the specifications of the purchase order for which such inventory was produced; (f) inventory with respect to which Lender does not have a first and valid, fully perfected security interest; (g) inventory consisting of packaging, shipping materials or supplies;
(h) inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provision contained in Title 29 U.S.C. Section 215(a)(1); (i) inventory held by Borrower which, in the reasonable discretion of

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Lender, is obsolete; and (j) inventory consisting of controlled substance or substances for which Lender would need a license or permit to sell or dispose of. In the event that inventory previously scheduled, listed or referred to, in any statement or report by or on behalf of Borrower and upon which Borrower is basing availability under the Line ceases to be Eligible Inventory, Borrower shall notify Lender thereof immediately.

     1.21. "Eligible Receivables" means accounts receivable of Borrower in which Lender has a prior, perfected first priority lien, which have been due no more than ninety (90) days from the original invoice date, are not subject to offsets, deductions, counterclaim, discount, credit, charge back, freight claim, allowance or adjustment, comply with the representations set forth in Section
6.20 and meet all specifications established by Lender in its sole discretion from time to time. Without in any way limiting the generality of the foregoing, Eligible Receivables shall not include: (a) non-trade receivables, (b) foreign accounts receivable; (c) contra-accounts; (d) intercompany accounts or accounts from other affiliated corporations, organizations or individuals; (e) accounts receivable from the United States government or any of its agencies which, upon request of Lender, have not been assigned to Lender under the Assignment of Claims Act; (f) finance charges; (g) lease receivables; (h) accounts receivable owed by a Person if fifty percent (50%) or more of such Person's accounts receivable owed to Borrower are ninety (90) days or more past due; (i) accounts receivable of poor quality; and (j) that portion of accounts receivable due from any particular account debtor which, at any time, exceeds twenty-five percent (25%) of all Eligible Receivables. In the event that any account receivable previously scheduled, listed or referred to in any certificate, statement or report by Borrower and upon which Borrower is basing availability under the Line ceases to be an Eligible Receivable, Borrower shall notify Lender thereof immediately.

     1.22. "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Requirements.

     1.23. "Environmental Consultant" shall have the meaning provided for such term in Section 10.6 below.

     1.24. "Environmental Requirements" means any and all applicable federal, state or local laws, statutes, ordinances, regulations or standards, administrative or court orders or decrees, common law doctrines or private agreements, relating to (i) pollution or protection of the environment and natural resources, (ii) exposure of employees or other persons to Special Materials, (iii) protection of the public health and welfare from the effects of Special Materials and their products, by-products, wastes, emissions, discharges or releases, and (iv) regulation, licensing, approval or authorization of the manufacture, generation, use, formulation, packaging, labeling, transporting, distributing, handling, storing or disposing of any Special Materials.

     1.25. "ERISA" shall have the meaning provided for such term in Section 6.16 below.

     1.26 "Event of Default" means each of the events specified in Section 13.1.

     1.27. "Fort Orange Note" means that certain note from Fort Orange Acquisition Co., Inc. to RWC dated June 16, 1997 in the original principal amount of Two Million Four Hundred Thousand Dollars ($2,400,000.00).

     1.28 "GAAP" means generally accepted accounting principles in the United States of America, in effect from time to time, consistently applied and maintained.

     1.29 "Guarantors" means, collectively, Redgo Properties, Inc. and RCFI.

     1.30 "Indebtedness", as applied to a Person, means:

          a all items (except items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined;

          b to the extent not included in the foregoing, all indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

          c to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

     1.31 "Interest Expense", as applied to Borrower, means for any period, the amount of interest paid on Indebtedness by Borrower for such period, determined in accordance with GAAP.

     1.32 "Issuing Bank" shall have the meaning provided for such term in
Section 2.6 below.

     1.33 "Lender Indebtedness" shall mean all obligations and Indebtedness of Borrower or any Guarantor to Lender, whether now or hereafter owing or existing, including, without limitation, all obligations under the Loan Documents, all obligations to reimburse Lender for payments made by Lender pursuant to any letter of credit issued for the account or benefit of Borrower or any Guarantor under this Agreement, all other obligations or undertakings now or hereafter made by or for the benefit of Borrower to or for the benefit of Lender under any other agreement, promissory note or undertaking now existing or hereafter entered into by Borrower or any Guarantor with Lender, including, without limitation, all obligations of Borrower or any Guarantor to Lender under any guaranty or surety agreement and all obligations of Borrower or any Guarantor to immediately pay to Lender the amount of any overdraft on any deposit account maintained with any Affiliate of Lender, or in connection with any Blocked Account, together with all interest and other sums payable in connection with any of the foregoing.

     1.34. "Letter of Credit Reserve" means the sum of (a) 100% of the face amount of all outstanding standby letters of credit issued under the Line, plus
(b) 50% of the face amount of all outstanding merchandise letters of credit issued under the Line for the purchase of Eligible Inventory consisting of finished goods, plus (c) 80% of the face amount of all outstanding merchandise letters of credit issued under the Line for the purchase of Eligible Inventory consisting of raw materials.

     1.35. "Line" shall have the meaning provided for such term in Section 2.1 below.

     1.36. "Line Note" shall have the meaning provided for such term in Section
2.1 below.

     1.37. "Loan Account" shall have the meaning provided for such term in
Section 4.12 below.

     1.38. "Loan Documents" means this Agreement, the Notes, the Surety Agreements, and all other documents, executed or delivered by Borrower or Guarantors pursuant to this Agreement, as they may be amended from time to time.

     1.39. "Loans" shall have the meaning provided for such term in Section 2.3 below.

     1.40. "Maximum Amount" means, at any time, the amount by which Seven Million Dollars ($7,000,000.00) exceeds the outstanding principal balance of the Term Loan.

     1.41. "Mortgaged Property" shall have the meaning provided for such term in
Section 5.3 below.

     1.42 "Net Income" means income (or loss) of Borrower after income and franchise taxes and shall have the meaning given such term by GAAP, provided that there shall be specifically excluded therefrom (a) gains or losses from the sale of capital assets, (b) net income of any Person in which Borrower has an ownership interest, unless received by Borrower in a cash distribution, and (c) any gains arising from extraordinary items, as defined by GAAP.

     1.43. "Notes" shall have the meaning provided for such term in Section 2.3 below.

     1.44 "Out-Of-Formula Advance" means the amount by which the then outstanding principal balance of the Line exceeds the Borrowing Base, subject to such other restrictions on advances as are otherwise set forth in this Agreement.

     1.45. "PBGC" shall have the meaning provided for such term in Section 6.16 below.

     1.46 "Person" means an individual, a Corporation or a government or any agency or subdivision thereof, or any other entity.

     1.47. "Plan" shall have the meaning provided for such term in Section 6.16 below.

     1.48. "RCFI" means Relm Communications of Florida, Inc.

     1.49. "Real Property" shall have the meaning provided for such term in
Section 10.2 below.

     1.50. "Special Materials" means any and all materials which, under Environmental Requirements, require special handling in use, generation, collection, storage, treatment or disposal, or payment of costs associated with responding to the lawful directives of any court or agency of competent jurisdiction. Special materials shall include, without limitation: (i) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Requirements (including but not limited to any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended or any similar state or local law), (ii) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (iii) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon, urea formaldehyde and lead-containing materials.

     1.51 "Subsidiary" means a Corporation (a) which is organized under the laws of the United States or any State thereof, or any other county or jurisdiction,
(b) which conducts substantially all of its business and has substantially all of its assets within the United States, and (c) of which more than fifty percent (50%) of its outstanding voting stock of every class (or other voting equity interest) is owned by Borrower or one or more of its Subsidiaries.

     1.52 "Tangible Net Worth", shall mean, at any time, the amount by which all assets of Borrower, excluding intangible assets, as that term would be defined under GAAP, exceed all of Borrower's liabilities, as would be shown on a balance sheet of Borrower prepared as of such date in accordance with GAAP.

     1.53. "Term Loan" shall have the meaning provided for such term in Section
2.2 below.

     1.54. "Term Note" shall have the meaning provided for such term in Section
2.2 below.

     1.55 "Total Credit Facility" shall mean, at any time, the aggregate maximum amount of all credit facilities extended to Borrower under this Agreement.

     1.56. "Value" with respect to Eligible Inventory, means the lower of cost (determined on a first-in-first-out basis) or market value, exclusive of any transportation, processing, storage or handling charges.

2. THE LINE; TERM LOAN; USE OF PROCEEDS.

     2.1. Line of Credit. Lender will establish for Borrower for and during the period from the date hereof and until February 26, 2002 (the "Contract Period"), subject to the terms and conditions hereof, a revolving line of credit (the "Line") pursuant to which Lender will from time to time make loans or other extensions of credit to Borrower in an aggregate amount not exceeding at any time the lesser of: the (a) Maximum Amount or (b) Borrowing Base. Lender may require that certain reserves be established against the Borrowing Base from time to time. Within the limitations set forth above, Borrower may borrow, repay and reborrow under the Line. The Line shall be subject to all terms and conditions set forth in all of the Loan Documents which terms and conditions are incorporated herein. Borrower's obligation to repay the loans and extensions of credit under the Line shall be evidenced by Borrower's promissory note (the "Line Note") in the face amount of Seven Million Dollars ($7,000,000.00), which shall be in the form attached hereto as Exhibit "A", with the blanks appropriately filled in. The Line shall be subject to annual review and renewal upon the expiration of the Contract Period, at the sole discretion of Lender. If Lender determines not to terminate this Agreement after the expiration of the Contract Period, this Agreement shall continue in full force and effect from year to year thereafter, unless sooner terminated by (i) Lender at the end of any such year or as otherwise provided for in this Agreement, or (ii) Borrower pursuant to, and subject to the terms and conditions of, this Agreement. Upon written request of Borrower made at least ninety (90) days prior to the expiration of the Contract Period (or any extension thereof), Lender shall give Borrower written notice, at least sixty (60) days prior to the expiration of the Contract Period (or any extension thereof), of Lender's determination whether or not to extend the Contract Period.

     2.2. Term Loan. Lender will lend to Borrower and Borrower will borrow from Lender the aggregate amount of Five Hundred Thousand Dollars ($500,000.00) (the "Term Loan"). Borrower's obligation to repay the Term Loan shall be evidenced by Borrower's promissory note (the "Term Note") in the face amount of Five Hundred Thousand Dollars ($500,000.00), which shall be in the form attached hereto as Exhibit "B", with the blanks appropriately filled in.

     2.3. Loans; Notes. The Line and the Term Loan are sometimes collectively referred to as the "Loans"; and the Line Note and the Term Note are sometimes collectively referred to as the "Notes".

     2.4. Use of Proceeds. Borrower agrees to use advances under the Loans to refinance obligations of Borrower to Summit Bank, and for proper working capital purposes.

     2.5. Method of Advances. On any Business Day, Borrower may request an advance under the Line by delivering to the individual designated by Lender no later than 11:00 a.m. New York time on the Business Day such advance is requested to be funded, a completed and executed borrowing base certificate together with such collateral and back-up documentation as Lender may from time to time reasonably require. Each request for an advance under the Line shall be conclusively presumed to be made by a person authorized by Borrower to do so. However, Lender may require that specified officers of Borrower sign each borrowing base certificate.

     2.6. Letters of Credit. Lender, at its sole discretion, may cause to be issued by an institution selected by Lender (the "Issuing Bank") for the account of Borrower merchandise and standby letters of credit in form and content satisfactory to Lender and the Issuing Bank, at their sole discretion, with a term not to exceed the earlier to occur of (a) twelve (12) months or (b) the expiration date of the Contract Period. Notwithstanding the foregoing, at no time shall the aggregate face amount of all outstanding letters of credit issued under the Line exceed the amount of Two Million Dollars ($2,000,000.00).

     Borrower will execute a letter of credit application and letter of credit agreement, and such other documents as may be required by Lender and the Issuing Bank in connection with the issuance of letters of credit hereunder. In the event that Lender or the Issuing Bank pays any sums due pursuant to such letters of credit for any reason, such payment shall be deemed to be an advance under the Line repayable by Borrower pursuant to the terms hereof.

     In the event that the Line is terminated for any reason or demand is made thereunder, Borrower will deposit with Lender an amount equal to one hundred ten percent (110%) of the face amount of all letters of credit then outstanding which have been issued hereunder, plus all fees related thereto or to accrue thereunder. Such funds will be held by Lender as cash collateral to secure Borrower's obligations hereunder.

     2.7. Closing. Closing hereunder will take place at the office of Wolf, Block, Schorr and Solis-Cohen, LLP, 250 Park Avenue, New York, NY 10177.

3. INTEREST RATE.

     3.1. Interest on the Loans. Interest on the unpaid principal balance of the Loans will accrue from the date of advance until final payment thereof at the rate per annum which is one and one-quarter percent (1 1/4%) in excess of the Base Rate in effect from time to time (such interest rate to change immediately upon any change in the Base Rate).

     3.2. Default Interest. Interest will accrue on the principal balance of the Loans during the occurrence of an Event of Default or expiration of the Contract Period at a rate which is two percent (2%) in excess of the non-default rate otherwise set forth above for the Loans. Borrower acknowledges that (a) the foregoing default rate is a material inducement to Lender to make advances and extensions of credit to Borrower; (b) Lender would not make advances and extensions of credit to Borrower in the absence of the agreement of the Borrower to pay such default rate; (c) such default rate represents compensation for increased risk to Lender that Borrower's obligations to Lender will not be repaid; and (d) such default rate is not a penalty and represents a reasonable estimate of (i) the cost to Lender in allocating its resources (both personnel and financial) to the on-going review, monitoring, administration and collection of the sums due from Borrower and (ii) compensation to Lender for losses that are difficult to ascertain.

     3.3. Post Judgment Interest. Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the applicable default rate set forth above until paid.

     3.4. Calculation. Interest will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

     3.5. Limitation of Interest to Maximum Lawful Rate. In no event will the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate will be refunded to Borrower. Such refund will be made by application of the excessive amount of interest paid against any sums outstanding hereunder and will be applied in such order as Lender may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the sums outstanding will be refunded in cash by Lender. Any such crediting or refunding will not cure or waive any Default or Event of Default by Borrower. Borrower agrees, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any non-principal payment, including without limitation prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

4. PAYMENTS AND FEES.

     4.1. Interest Payments on the Line. Borrower will pay interest on the principal balance of the Line monthly, on the first day of each calendar month commencing the first day of the first calendar month following the date hereof.

     4.2. Principal Payments on the Line. Borrower will pay the outstanding principal balance of the Line, together with any accrued and unpaid interest thereon, and any other sums due pursuant to the terms hereof, ON DEMAND after the occurrence of an Event of Default or after expiration of the Contract Period. If any Out-Of-Formula Advance arises or exists under the Line for any reason whatsoever, including inventory or accounts becoming ineligible or required reserves, Borrower will repay such Out-Of-Formula Advance immediately, without demand.

     4.3. Principal and Interest Payments on the Term Loan. Borrower will pay the principal of the Term Loan in (a) thirty-five (35) equal and consecutive monthly installments of Eight Thousand Three Hundred Thirty Three and 33/100 Dollars ($8,333.33) each, plus all accrued and unpaid interest on the Term Loan, on the first day of each calendar month commencing on April 1, 1999 and (b) one final payment of the remaining principal balance thereof, plus all accrued and unpaid interest thereon and all other sums due in connection therewith on March 1, 2002.

     4.4. Letter of Credit Fees. For each issuance or renewal of a merchandise letter of credit, Borrower will pay to Lender an issuance or renewal fee in an amount equal to one-half percent (1/2%) of the face amount of such merchandise letter of credit for each ninety (90) day period or portion thereof that each such letter of credit is outstanding, payable coincident with and as a condition of the issuance or renewal of such merchandise letter of credit. For each issuance or renewal of a standby letter of credit hereunder, Borrower will pay to Lender an issuance or renewal fee in an amount equal to the greater of (a) two percent (2 %) per annum of the face amount of such standby letter of credit or (b) one percent (1%) of the face amount of such letter of credit, payable coincident with and as a condition of the issuance or renewal of such standby letter of credit. In addition, Borrower shall pay such other fees and charges in connection with the issuance, renewal, negotiation or cancellation of each such merchandise and standby letter of credit as may be charged by Lender and Issuing Bank. Such fees shall be computed on the basis of a year of 360 days.

     4.5. Closing Fee. Borrower shall pay to Lender a closing fee of Thirty-Five Thousand Dollars ($35,000.00) to be paid on the date hereof.

     4.6. Facility Fee. On each anniversary of the date hereof, Borrower shall pay to Lender a facility fee of one-quarter percent (1/4%) of the Total Credit Facility, which fee shall have been fully earned as of such date and shall be non-refundable.

     4.7. Administrative Fee. Borrower shall pay to Lender an administrative fee on the first day of each calendar month, commencing on the first day of the first calendar month after the date hereof, each in an amount equal to One Thousand Dollars ($1,000.00).

     4.8. Late Charge. In the event that Borrower fails to pay any principal, interest or other fees or expenses payable hereunder for a period of at least fifteen (15) days from the date such payment is first due, in addition to paying such sums, Borrower will pay to Lender a late charge equal to five percent (5%) of such past due payment (but in no event less than Twenty Five Dollars ($25.00) nor more than Two Thousand Five Hundred Dollars ($2,500.00)), as compensation for the expenses incident to such past due payment.

     4.9. Termination or Prepayment of Loans.

          (a) Borrower may terminate the Line prior to the expiration of the Contract Period (or any renewal thereof), following delivery of not less than sixty (60) days prior written notice to Lender (which notice, once delivered, shall be irrevocable) and upon payment of the applicable premium set forth below.

               (1) If the termination date is on or prior to February 25, 2000, the termination fee shall be equal to three percent (3%) of the maximum committed amount of the Line;

               (2) If the termination date is after February 25, 2000 but before February 26, 2001, the termination fee will be equal to two percent (2%) of the maximum committed amount of the Line; and

               (3) If the termination date is on or after February 26, 2001but before February 26, 2002, the termination fee will be equal to one percent (1%) of the maximum committed amount of the Line.

          (b) Borrower may prepay all or any part of the principal balance of the Term Loan at any time, following delivery of not less than sixty (60) days prior written notice to Lender (which notice, once delivered, shall be irrevocable) and upon payment of the applicable premium set forth below. All prepayments will be applied to the regularly scheduled payments in the inverse order in which they are due.

               (1) Each prepayment made on or prior to February 25, 2000 will be accompanied by a prepayment premium equal to three percent (3%) of the principal amount prepaid;

               (2) Each prepayment made after February 25, 2000 but before February 26, 2001 will be accompanied by a prepayment premium equal to two percent (2%) of the principal amount prepaid; and

               (3) Each prepayment made on or after February 26, 2001 but before March 1, 2002 will be accompanied by a prepayment premium equal to one percent (1%) of the principal amount prepaid.

     In the event Lender exercises its right to accelerate payments under the Loans following an Event of Default or otherwise, any tender of payment of the amount necessary to repay all or part of the Loans made thereafter at any time by Borrower, its successors or assigns or by anyone on behalf of Borrower and any receipt by Lender of proceeds of Collateral in payment of the Loans shall be deemed to be a voluntary prepayment and in connection therewith Lender shall be entitled to receive the premium required to be paid under the foregoing prepayment restrictions.

     4.10. Payment Method. Borrower irrevocably authorizes Lender to debit all payments required to be made by Borrower under this Agreement, under the Loans, or under any of the other Loan Documents, on the date due, from any Blocked Account or from any other deposit account maintained by Borrower with Lender or any Affiliate of Lender, or to charge the Line for the amount due from time to time in respect of such sums. Otherwise, Borrower will be obligated to make such payments directly to Lender. All payments are to be made in immediately available funds. If Lender accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Lender.

     4.11. Application of Payments. Any and all payments on account of the Loans will be applied to accrued and unpaid interest, outstanding principal and other sums due hereunder or under the Loan Documents, in such order as Lender, in its discretion, elects. If Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

     4.12. Loan Account. Lender will open and maintain on its books a loan account (the "Loan Account") with respect to advances made, repayments, prepayments, the computation and payment of interest and fees and the computation and final payment of all other amounts due and sums paid to Lender under this Agreement. Except in the case of manifest error in computation, the Loan Account will be conclusive and binding on the Borrower as to the amount at any time due to Lender from Borrower under this Agreement or the Notes.

     4.13. Indemnity; Loss of Margin. Borrower will indemnify Lender against any loss or expense which Lender sustains or incurs as a consequence of an Event of Default, including, without limitation, any failure of Borrower to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan Documents. If Lender sustains or incurs any such loss or expense it will from time to time notify Borrower in writing of the amount determined in good faith by the Lender to be necessary to indemnify Lender for the loss or expense. Such amount will be due and payable by Borrower to Lender within ten (10) days after presentation by Lender of a statement setting forth a brief explanation of and Lender's calculation of such amount, which statement shall be conclusively deemed correct absent manifest error. Any amount payable to the Lender under this Section will bear interest at the default rate payable under the Line from the due date until paid, both before and after judgment.

     In the event that any present or future law, rule, regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law):

          (a) subjects Lender to any tax with respect to any amounts payable under this Agreement or the other Loan Documents by Borrower or otherwise with respect to the transactions contemplated under this Agreement or the other Loan Documents (except for taxes on the overall net income of Lender imposed by the United States of America or any political subdivision thereof); or

          (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, capital maintenance, capital adequacy, or similar requirement against assets held by, or deposits in or for the account of, or loans or advances or commitment to make loans or advances by, or letters of credit issued or commitment to issue letters of credit by, the Lender; or

          (c) imposes upon Lender any other condition with respect to advances or extensions of credit or the commitment to make advances or extensions of credit under this Agreement, and the result of any of the foregoing is to increase the costs of Lender, reduce the income receivable by or return on equity of Lender or impose any expense upon Lender with respect to any advances or extensions of credit or commitments to make advances or extensions of credit under this Agreement, Lender shall so notify Borrower in writing. Borrower agrees to pay Lender the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense within ten (10) days after presentation by Lender of a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall set forth a brief explanation of the amount and Lender's calculation of the amount (in determining such amount the Lender may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error. If the amount set forth in such statement is not paid within ten (10) days after such presentation of such statement, interest will be payable on the unpaid amount at the default rate payable under this Agreement from the due date until paid, both before and after judgment.

5. SECURITY; COLLECTION OF RECEIVABLES AND PROCEEDS OF COLLATERAL.

     5.1. Personal Property. As security for the full and timely payment and performance of all Lender Indebtedness, Borrower and each Guarantor hereby grant to Lender a security interest in all of the following:

          (a) All of Borrower's and each Guarantor's present and future accounts, contract rights, chattel paper, instruments and documents and all other rights to the payment of money whether or not yet earned, for services rendered or goods sold, consigned, leased or furnished by Borrower, such Guarantor or otherwise, together with (i) all goods (including any returned, rejected, repossessed or consigned goods), the sale, consignment, lease or other furnishings of which shall be given or may give rise to any of the foregoing, (ii) all of Borrower's and each Guarantor's rights as a consignor, consignee, unpaid vendor or other lienor in connection therewith, including stoppage in transit, set-off, detinue, replevin and reclamation, (iii) all general intangibles related thereto,
     (iv) all guaranties, mortgages, security interests, assignments, and other encumbrances on real or personal property, leases and other agreements or property securing or relating to any accounts, (v) choses-in-action, claims and judgments, (vi) any return or unearned premiums, which may be due upon cancellation of any insurance policies, and (vii) all products and proceeds of any of the foregoing.

          (b) All of Borrower's and each Guarantor's present and future inventory (including but not limited to goods held for sale or lease or furnished or to be furnished under contracts for service, raw materials, work-in-process, finished goods and goods used or consumed in Borrower's or such Guarantor's business) whether owned, consigned or held on consignment, together with all merchandise, component materials, supplies, packing, packaging and shipping materials, and all returned, rejected or repossessed goods sold, consigned, leased or otherwise furnished by Borrower or such Guarantor, all documents of title covering any of such goods or inventory and all products and proceeds of any of the foregoing.

          (c) All of Borrower's and each Guarantor's present and future general intangibles (including but not limited to tax refunds and rebates, customer lists, manufacturing and processing rights, designs, patent rights and applications therefor, trademarks and registration or applications therefor, tradenames, brand names, logos, inventions, copyrights and all applications and registrations therefor), licenses, permits, approvals, software and computer programs, license rights, royalties, trade secrets, methods, processes, know-how, formulas, drawings, specifications, descriptions, label designs, plans, blueprints, patterns and all memoranda, notes and records with respect to any research and development, and all products and proceeds of any of the foregoing.

          (d) All of Borrower's and each Guarantor's present and future machinery, equipment, furniture, fixtures, motor vehicles, tools, dies, jigs, molds and other articles of tangible personal property of every type together with all parts, substitutions, accretions, accessions, attachments, accessories, additions, components and replacements thereof, all documents of title covering any of such goods or inventory and all manuals of operation, maintenance or repair, and all products and proceeds of any of the foregoing.

          (e) All of Borrower's and each Guarantor's present and future general ledger sheets, files, records, customer lists, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, credit files, tapes, cards, computer runs and all other data and data storage systems whether in the possession of Borrower, such Guarantor or any service bureau.

          (f) All letters of credit now existing or hereafter issued naming Borrower or any Guarantor as a beneficiary or assigned to Borrower or any Guarantor, including the right to receive payment thereunder, and all documents and records associated therewith.

          (g) All of Borrower's and each Guarantor's present and future investment property and financial assets (excluding only RWC's investment property and financial assets consisting solely of its ownership interests in the other Borrowers or the Guarantors).

          (h) All deposits, funds, instruments, documents, policies, evidences and certificates of insurance, securities, chattel paper and other assets of Borrower and each Guarantor or in which Borrower or any Guarantor has an interest and all proceeds thereof, now or at any time hereafter on deposit with or in the possession or control of Lender or any Affiliate of Lender or owing by Lender or any Affiliate of Lender to Borrower or such Guarantor or in transit by mail or carrier to Lender or any Affiliate of Lender or in the possession of any other Person acting on Lender's or any such Affiliate's behalf, without regard to whether Lender or any such Affiliate received the same in pledge, for safekeeping, as agent for collection or otherwise, or whether Lender has conditionally released the same, and in all assets of Borrower or any Guarantor in which Lender now has or may at any time hereafter obtain a lien, mortgage, or security interest for any reason.

     5.2. Assignment Fort Orange Note. As further security for the Lender Indebtedness, RWC shall collaterally assign to Lender all of RWC's right, title and interest in and to the Fort Orange Note and all security in connection therewith. With respect to such collateral assignment, RWC shall cause to be delivered to Lender the original Fort Orange Note, endorsed to Lender, together with such UCC-3 assignments and consents from Fort Orange Paper Co., Inc. as Lender shall require.

     5.3. Real Property. As further security for the Lender Indebtedness, at the request of Lender at any time during the continuance of an Event of Default, RCFI shall grant to Lender a mortgage lien encumbering the premises situate at 7505 Technology Drive, West Melbourne, Florida, and all improvements thereon and all rights, licenses, permits and approvals related thereto, together with an assignment of all rents and leases related thereto (collectively, the "Mortgaged Property"), by executing and delivering to Lender a Mortgage and Security Agreement in the form of Schedule 5.3 hereto.

     5.4. Surety. As further security for the Lender Indebtedness, Borrower shall cause to be executed and delivered to Lender, the absolute, unconditional, unlimited surety agreement (the "Surety Agreement") of each Guarantor inform and content satisfactory to Lender.

     5.5. Validity Guarantee. As further security for the Lender Indebtedness, Borrower shall cause to be executed and delivered to Lender a Validity Guarantee each of Richard Laird and William Kelly in form satisfactory to Lender.

     5.6. General. The collateral described above in Sections 5.1, 5.2, 5.3, 5.4 and 5.5 is collectively referred to herein as the "Collateral". The above-described security interests, assignments, liens and guarantees shall not be rendered void by the fact that no Lender Indebtedness exists as of any particular date, but shall continue in full force and effect until the Lender Indebtedness has been repaid, Lender has no agreement or commitment outstanding pursuant to which Lender may extend credit to or on behalf of Borrower and Lender has executed termination statements or releases with respect thereto. IT IS THE EXPRESS INTENT OF THE BORROWER AND GUARANTORS THAT ALL OF THE COLLATERAL SHALL SECURE NOT ONLY THE OBLIGATIONS UNDER THE LOAN DOCUMENTS, BUT ALSO ALL OTHER PRESENT AND FUTURE OBLIGATIONS OF BORROWER TO LENDER.

     5.7. Collection of Receivables; Proceeds of Collateral.

          (a) Borrower will collect its accounts receivable only in the ordinary course of business. Borrower shall establish and maintain, at its expense, blocked accounts, lockbox and related blocked accounts and/or such other arrangements as Lender may require (each a "Blocked Account" and collectively the "Blocked Accounts"), with such banks as shall be acceptable to Lender and Borrower will notify all of its account debtors to forward all accounts receivable collections owed to Borrower to such Blocked Accounts. Borrower will execute such agreements as may be required in connection with such Blocked Accounts and will pay all fees in connection therewith. Immediately upon receipt, Borrower will forward all other checks, drafts and other monies received by Borrower which are proceeds of the Collateral to such Blocked Accounts.

          (b) All accounts receivable collections of Borrower and all checks, drafts and other monies received by Borrower which are proceeds of the Collateral will be deposited in a non-interest bearing cash collateral account maintained by Lender (the "Cash Collateral Account"). Lender will have sole dominion and control over all items and funds in the Cash Collateral Account and such items and funds may be withdrawn only by Lender. Lender will have the right to apply all or any part of such funds towards payment of any of the Lender Indebtedness.

          (c) All items deposited into the Cash Collateral Account will be credited by Lender as payments of the principal balance of the Line on the Business Day on which such items are deposited into the Cash Collateral Account. As compensation for the foregoing arrangement, Borrower will pay to Lender a sum equal to two (2) days interest on all such deposits, at the interest rate set forth in Section 3.1 above. Borrower will reimburse Lender on demand for the amount of any items credited as provided above and subsequently returned unpaid. Lender may terminate the foregoing arrangement upon notice to Borrower.

          (d) Borrower agrees that all monies, checks, notes, instruments, drafts or other payments relating to or constituting proceeds of any accounts receivable or other Collateral of Borrower which come into the possession or under the control of Borrower or any employees, agents or other persons acting for or in concert with Borrower, shall be received and held in trust for Lender and such items shall be the sole and exclusive property of Lender. Immediately upon receipt thereof, Borrower and such other persons shall remit the same or cause the same to be remitted, in kind, to Lender. Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment to Lender with full recourse to Borrower, all instruments, notes and chattel paper constituting an account receivable or proceeds thereof or other Collateral. Lender is hereby authorized to open all mail addressed to Borrower and endorse all checks, drafts or other items for payment on behalf of Borrower. Lender is granted a power of attorney by Borrower with full power of substitution to execute on behalf of Borrower and in Borrower's name or to endorse Borrower's name on any check, draft, instrument, note or other item of payment or to take any other action or sign any document in order to effectuate the foregoing. Such power of attorney being coupled with an interest is irrevocable.

6. REPRESENTATIONS AND WARRANTIES. Borrower and Guarantors represent and warrant as follows:

     6.1. Valid Organization, Good Standing and Qualification.

          (a) Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the applicable jurisdiction set forth on
     Schedule 6.1 attached hereto, has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in good standing under the laws of the state of each other jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification.

          (b) Each Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the applicable jurisdiction set forth on Schedule 6.1 attached hereto, has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation partnership in good standing under the laws of the state of each other jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification.

     6.2. Licenses. Borrower, each Guarantor and their employees, servants and agents have all licenses, registrations, approvals and other authority as may be necessary to enable them to own and operate their business and perform all services and business which they have agreed to perform in any state, municipality or other jurisdiction, except in those instances where the failure to have such licenses, registrations, approvals or other authority would not have a material adverse affect on the financial condition or operations of Borrower or any Guarantor or the value of the Collateral.

     6.3. Ownership Interests. The ownership of all stock, debentures, options, warrants, bonds and other securities (debt and equity) of RCI, RXD and Guarantors and all pledges, proxies, voting trusts, powers of attorney and other agreements affecting the ownership or voting rights of said interests is as set forth on Schedule 6.3 attached hereto.

     6.4. Subsidiaries. Except as set forth on Schedule 6.4 attached hereto, Borrower and Guarantors do not own any shares of stock or other equity interests in any Person, directly or indirectly (by any Subsidiary or otherwise).

     6.5. Financial Statements. Borrower and Guarantors have furnished to Lender the audited financial statements of Borrower and Guarantors certified without qualification by independent public accountants as of December 31, 1997 and all management and comment letters from such accountants in connection therewith, and its internally prepared interim financial statements as of December 31, 1998. Such financial statements of Borrower and Guarantors (together with the related notes and comments), are correct and complete, fairly present the financial condition and the assets and liabilities of Borrower and Guarantors at such dates, and have been prepared in accordance with GAAP. With respect to the interim statements, such statements are subject to year-end adjustment and any accompanying footnotes.

     6.6. No Material Adverse Change in Financial Condition. There has been no material adverse change in the financial condition of Borrower or any Guarantor since December 31, 1998.

     6.7. Pending Litigation or Proceedings. Except as set forth on Schedule 6.7 attached hereto, there are no judgments outstanding or actions, suits or proceedings pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower or any Guarantor, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     6.8. Due Authorization; No Legal Restrictions. The execution and delivery by Borrower and Guarantors of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan
Documents: (a) have been duly authorized by all requisite corporate action of Borrower and Guarantors, (b) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or Borrower's or any Guarantor's Certificates or Articles of Incorporation or By-Laws or any indenture, mortgage, loan or credit agreement or instrument to which Borrower or any Guarantor is a party or by which it any of them may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower or any Guarantor under the terms or provisions of any such agreement or instrument, except liens in favor of Lender.

     6.9. Enforceability. The Loan Documents have been duly executed by Borrower and Guarantors and delivered to Lender and constitute legal, valid and binding obligations of Borrower and Guarantors, enforceable in accordance with their terms, except as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting creditors' rights generally.

     6.10. No Default Under Other Obligations, Orders or Governmental Regulations. Borrower and Guarantors are not in violation of their Certificates or Articles of Incorporation or in default in the performance or observance of any of their obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any Indebtedness or pursuant to which any such Indebtedness is issued and Borrower and Guarantors are not in violation of or in default under any other agreement or instrument or any judgment, decree, order, statute, rule or governmental regulation, applicable to them or by which their properties may be bound or affected, except in those instances where such violations or defaults would not have a material adverse affect on the financial condition or operation of Borrower or Guarantors or the value of the Collateral.

     6.11. Governmental Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Borrower or Guarantors is required in connection with the execution, delivery or performance by Borrower or Guarantors of the Loan Documents or the consummation of the transactions contemplated thereby.

     6.12. Taxes. Borrower and Guarantors have filed all tax returns which they are required to file and have paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by it. Such tax returns are complete and accurate in all respects. Neither Borrower nor any Guarantor knows of any proposed additional assessment or basis for any assessment of additional taxes.

     6.13. Title to Collateral. The Collateral is and will be owned by Borrower and Guarantors, as applicable, free and clear of all liens and other encumbrances of any kind (including liens or other encumbrances upon properties acquired or to be acquired under conditional sales agreements or other title retention devices), excepting only liens in favor of the Lender and those liens and encumbrances permitted under Section 7.9 below. Borrower and Guarantors will defend the Collateral against any claims of all persons or entities other than the Lender.

     6.14. Addresses. During the past five (5) years, Borrower and Guarantors have not been known by any names (including tradenames) other than those set forth in Schedule 6.14 attached hereto and have not been located at any addresses other than those set forth on Schedule 6.14 attached hereto. The portions of the Collateral which are tangible property and Borrower's and Guarantors' books and records pertaining thereto will at all times be located at the addresses set forth on Schedule 6.14; or such other location determined by Borrower and Guarantors after prior notice to Lender and delivery to Lender of any items requested by Lender to maintain perfection and priority of Lender's security interests and access to Borrower's and Guarantors' books and records.
Schedule 6.14 identifies the chief executive office of Borrower and Guarantors.

     6.15. Current Compliance. Borrower and Guarantors are currently in compliance with all of the terms and conditions of the Loan Documents.

     6.16. Pension Plans. Except as disclosed on Schedule 6.16 hereto, (a) Borrower and Guarantors have no obligations with respect to any employee pension benefit plan ("Plan") (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (b) no events, including, without limitation, any "Reportable Event" or "Prohibited Transaction" (as those terms are defined under ERISA), have occurred in connection with any Plan of Borrower or Guarantors which might constitute grounds for the termination of any such Plan by the Pension Benefit Guaranty Corporation ("PBGC") or for the appointment by any United States District Court of a trustee to administer any such Plan,
(c) all of the Borrower's and Guarantors' Plans meet with the minimum funding standards of Section 302 of ERISA, and (d) Borrower and Guarantors have no existing liability to the PBGC. Borrower and Guarantors are not subject to or bound to make contributions to any "multi-employer plan" as such term is defined in Section 4001(a)(3) of ERISA.

     6.17. Leases and Contracts. Borrower and Guarantors have complied with the provisions of all material leases, contracts or commitments of any kind (such as employment agreements, collective bargaining agreements, powers of attorney, distribution agreements, patent license agreements, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans or accrued vacation pay, insurance and welfare agreements) to which they are a party and are not in default thereunder. Neither Borrower nor Guarantors are aware that any other party is in default under any such leases, contracts or other commitments and no event has occurred which, but for the giving of notice or the passage of time or both, would constitute an event of default thereunder.

     6.18. Intellectual Property. Borrower and Guarantors own or possesses the irrevocable right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate the Borrower's and Guarantors' properties and to carry on their business as presently conducted and presently planned to be conducted without conflict with the rights of others. Schedule
6.18 sets forth an accurate list and description of each such patent, trademark, service mark, trade name, copyright, license, franchise and permit and right with respect to the foregoing, together with all registration or application numbers or information with respect thereto.

     6.19. Eligible Inventory Warranties. With respect to Eligible Inventory from time to time scheduled, listed or referred to in any certificate, statement or report prepared by or for Borrower and delivered to Lender and upon which Borrower is basing availability under the Line, Borrower warrants and represents that (a) such inventory is located at the address or addresses listed on
Schedule 6.14 attached hereto and is not in transit; (b) Borrower has good, indefeasible and merchantable title to such inventory and such inventory is not subject to any lien or security interest whatsoever except for the prior, perfected security interest granted to Lender; (c) such inventory is of good and merchantable quality and, to the best of Borrower's knowledge based on Borrower's current sampling and testing practices, free from any defects; (d) such inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties; and (e) the completion of the manufacture and sale or other disposition of such inventory by

Lender following an Event of Default shall not require the consent of any person and shall not constitute a breach or default under any contract or agreement to which the Borrower is a party or to which the inventory is subject.

     6.20. Eligible Account Warranties. With respect to all Eligible Receivables from time to time scheduled, listed or referred to in any certificate, statement or report prepared by or for Borrower and delivered to Lender and upon which Borrower is basing availability under the Line, Borrower warrants and represents that (a) the accounts arose in the ordinary course of Borrower's business; (b) the accounts are genuine, are in all respects what they purport to be, and are not evidenced by any chattel paper, note, instrument or judgment; (c) Borrower has absolute title to such accounts and the accounts represent undisputed, bona fide transactions completed in accordance with the terms thereof and as represented to Lender; (d) no payments have been or will be made thereon, except payments immediately delivered to Lender pursuant to the Loan Documents; (e) there are no setoffs, counterclaims, disputes, discounts, credits, charge backs, freight claims, allowances or adjustments existing or asserted with respect thereto and Borrower has not made any agreement with any account debtor for any deduction therefrom; (f) Borrower is not aware of any facts, events or occurrences which impair the validity or enforcement thereof or may reduce the amount payable thereunder as shown on any certificates, statements or reports, prepared by or for Borrower and delivered to Lender, Borrower's books and records and all invoices and statements delivered to Lender with respect thereto; (g) to the best of Borrower's knowledge, all account debtors have the capacity to contract and are solvent; (h) the goods sold giving rise thereto are not subject to any lien, claim, encumbrance or security interest except that of Lender; (i) to the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any account debtor which might result in any material adverse change in such account debtor's financial condition; (j) the account is not an account with respect to which the account debtor is an Affiliate of Borrower or any Guarantor or a director, officer of employee of Borrower or any Guarantor or their Affiliates; (k) the account does not arise with respect to goods which have been returned rejected, lost or damaged, or which have not been shipped or arise with respect to services which have not been fully performed and accepted as satisfactory by the account debtor; (l) the account is not an account with respect to which the account debtor's obligation to pay the account is conditional upon the account debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a consignment, bill-and-hold, guaranteed sale, sale-and-return, or sale on approval basis; (m) the amounts shown on the applicable certificates, statements, on Borrower's books and records and all invoices and statements which may be delivered to Lender with respect to such accounts are actually and absolutely owing to Borrower and are not in any way contingent; and (n) the accounts have not been sold, assigned or transferred to any other Person and no Person except Borrower has any claim thereto or (with the exception of the applicable account debtor) any claims to the goods sold.

     6.21. Year 2000. All software utilized in the conduct of Borrower's and Guarantors' business has, or will have, prior to December 31, 1999, appropriate capabilities and compatibility for operation to handle calendar dates falling on or after January 1, 2000, and all information pertaining to such calendar dates, in the same manner and with the same functionality as the software does respecting calendar dates falling on or before December 31, 1999. In addition, the data-related user interface functions, data-fields, and data-related program instructions and functions of the Borrower's and Guarantors' software includes the indication of the century.

     6.22. Interrelatedness of Borrowers. The business operations of each Borrower may be interrelated and may complement one another and the proceeds of advances under the Line may directly or indirectly benefit each Borrower, regardless of which Borrower requests or receives the proceeds of such advances.

     6.23. Accuracy of Representations and Warranties. No representation or warranty by Borrower or any Guarantor contained herein or in any certificate or other document furnished by Borrower or any Guarantor pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made. There is no fact which Borrower or any Guarantor knows or should know in the exercise of its normal operations and reasonable due diligence and has not disclosed to Lender, which does or may materially and adversely affect Borrower, or any Guarantor or any of their operations.

7. GENERAL COVENANTS. Except with the prior written consent of Lender, Borrower and each Guarantor will comply with the following:

     7.1. Payment of Principal, Interest and Other Amounts Due. Borrower will pay when due all Lender Indebtedness and all other amounts payable by it hereunder.

     7.2. Limitation on Sale and Leaseback. Neither Borrower nor any Guarantor will enter into any arrangement whereby it will sell or transfer any real property or improvements thereon or other fixed assets owned by it and then or thereafter rent or lease as lessee such property, improvements or assets or any part thereof, or other property which Borrower or such Guarantor shall intend to use for substantially the same purposes as the property sold or transferred.

     7.3. Limitation on Indebtedness. Neither Borrower nor any Guarantor will have at any time outstanding to any Person other than Lender, any Indebtedness for borrowed money, Capitalized Lease Obligations, or any outstanding letters of credit, except:

          (a) Current accounts payable incurred in the ordinary course of Borrower's and Guarantors' business, accrued expenses and other current items arising out of transactions (other than borrowings) in the ordinary course of Borrower's or such Guarantor's business;

          (b) Existing Indebtedness for borrowed money and Capitalized Lease Obligations described on Schedule 7.3; and

          (c) Future purchase money Indebtedness and Capitalized Lease Obligations incurred to finance Capital Expenditures permitted under
     Section 8.4 below, provided that Lender shall have the right of first refusal to provide such financing on reasonably competitive terms.

     Any of such existing permitted Indebtedness may not be refinanced or replaced without the consent of the Lender.

     7.4. Investments and Loans. Neither Borrower nor any Guarantor will have or make any investments in all or a material portion of the capital stock or securities of any Person, or any loans, advances or extensions of credit to any Person, except:

          (a) Investments in direct or indirect obligations of, or obligations unconditionally guaranteed by, the United States of America and maturing within twelve (12) months from the date of acquisition;

          (b) Investments in commercial paper of an Affiliate of Lender or commercial paper rated "Prime-1" by Moody's Investors Services or "A-1" by Standard & Poor's Corporation, or with an equivalent rating by another rating agency of nationally recognized standing, maturing within three hundred sixty-five (365) days from the date of acquisition;

          (c) Certificates of deposit maturing within twelve (12) months from the date of acquisition issued by an Affiliate of Lender; and

          (d) Investments and loans listed on Schedule 7.4 attached hereto.

     7.5. Guaranties. Except as contemplated under this Agreement, neither Borrower nor any Guarantor will directly or indirectly guarantee, endorse (other than for collection or deposit in the ordinary course of business), discount, sell with recourse or for less than the face value or agree (contingently or otherwise) to purchase or repurchase or otherwise acquire, or otherwise become directly or indirectly liable for, or agree (contingently or otherwise) to supply or advance funds (whether by loan, stock purchase, capital contribution or otherwise) in respect of, any Indebtedness, obligations or liabilities of any Person.

     7.6. Disposition of Assets. RCI will not sell, lease, transfer or otherwise dispose of all, substantially all, or any material portion of its property or assets, except for sales of inventory in the ordinary course for fair consideration. Except as otherwise prohibited under this Agreement, RWC, RXD, RCFI and Redgo Properties, Inc. may, from time to time, sell their assets, and Lender will, at Borrower's sole cost and expense, release its lien thereon, provided that (a) no such party may enter into any agreement to sell any of its assets if a Default or Event of Default shall have occurred and be continuing,
(b) such sale is for the fair market value of the asset being sold, (c) the purchase price with respect to any such sale shall be paid in immediately available funds, and (d) all proceeds of such sale are paid directly to Lender to be applied to the Lender Indebtedness in such order and manner as Lender shall determine.

     7.7. Merger; Consolidation; Business Acquisitions; Subsidiaries. Neither Borrower nor any Guarantor (a) will merge into or consolidate with any Person, acquire any material portion of the stock, ownership interests, assets or business of any Person, permit any Person to merge into it, except for those mergers, consolidations or acquisitions with each other, or (b) form any new Subsidiaries.

     7.8. Taxes; Claims for Labor and Materials. Borrower and each Guarantor will pay or cause to be paid when due all taxes, assessments, governmental charges or levies imposed upon it or its income, profits, payroll or any property belonging to it, including without limitation all withholding taxes, and all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any of its properties or assets. Neither Borrower nor any Guarantor will file or consent to the filing of, any consolidated income tax return with any Person other than a Subsidiary.

     7.9. Liens. Neither Borrower nor any Guarantor will create, incur or permit to exist any mortgage, pledge, encumbrance, lien, security interest or charge of any kind (including liens or charges upon properties acquired or to be acquired under conditional sales agreements or other title retention devices) on its property or assets, whether now owned or hereafter acquired, or upon any income, profits or proceeds therefrom, except:

          (a) Security interests and mortgages held by Lender;

          (b) Liens incurred or deposits made in the ordinary course of business
     (i) in connection with worker's compensation, unemployment insurance, social security and other like laws or (ii) to secure the performance of statutory obligations, not incurred in connection with either (A) the borrowing of money or (B) the deferred purchase price of goods or inventory;

          (c) Encumbrances consisting of zoning restrictions, easements, restrictions on the use of real property or minor irregularities of title thereto, none of which impairs the use of such property by Borrower in the operation of its business;

          (d) Liens and security interests listed on Schedule 7.9 attached hereto; or

          (e) Purchase money liens or Capitalized Leases, provided that:

               (1) the property subject to any of the foregoing is acquired or leased by Borrower in the ordinary course of its business and the lien on any such property is created contemporaneously with such acquisition;

               (2) purchase money Indebtedness or Capitalized Lease Obligations so created shall not exceed one hundred percent (100%) of the lesser of cost or fair market value as of the time of acquisition or lease of the property covered thereby;

               (3) the purchase money Indebtedness or Capitalized Lease Obligations shall only be secured by the property so acquired or leased and the proceeds thereof; and

               (4) the purchase money Indebtedness or Capitalized Lease Obligations are permitted by the provisions of Section 7.3 and Section 8.4.

     Neither Borrower nor any Guarantor shall enter into any agreement with any other Person which shall prohibit the Borrower or such Guarantor from granting, creating or suffering to exist, or otherwise restrict in any way (whether by covenant, by identifying such event as a default under such agreement or otherwise) the ability of the Borrower or such Guarantor to grant, create or suffer to exist, any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral in favor of the Lender.

     7.10. Existence; Approvals; Qualification; Business Operations; Compliance with Laws. Borrower and each Guarantor (a) will obtain, preserve and keep in full force and effect its separate corporate existence and all rights, licenses, registrations and franchises necessary to the proper conduct of its business or affairs; (b) will qualify and remain qualified as a foreign corporation in each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such qualification; (c) will continue to operate its business as presently operated; and (d) will comply with the requirements of all applicable laws and all rules, regulations (including environmental regulations) and orders of regulatory agencies and authorities having jurisdiction over it.

     7.11. Maintenance of Properties, Intellectual Property. Borrower and each Guarantor will maintain, preserve, protect and keep or cause to be maintained, preserved, protected and kept its real and personal property used or useful in the conduct of its business in good working order and condition, reasonable wear and tear excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same.

     With respect to any and all trademarks, registrations, copyrights, patents, patent rights and applications for any of the foregoing, Borrower and each Guarantor shall maintain and protect the same and shall take and assert any and all remedies reasonably available to Borrower and each Guarantor to prevent any other Person from infringing upon or claiming any interest in any such trademarks, registrations, copyrights, patents, patent rights or application for any of the foregoing.

     Borrower and Guarantors will, if requested by Lender, (i) execute and deliver to Lender assignments, financing statements, patent mortgages or such other documents, in form and substance acceptable to Lender, necessary to perfect and maintain Lender's security interest in all existing and future patents, patent applications, trademarks, trademark applications, and other general intangibles owned by Borrower or any Guarantor; (ii) furnish Lender with evidence satisfactory to Lender, in its sole discretion, that all actions necessary to maintain and protect each trademark and patent owned by Borrower or Guarantors or their employees have been taken in a timely manner; and (iii) execute and deliver to Lender an agreement permitting Lender to exercise all of Borrower's and Guarantors' rights in, to and under any patent or trademark owned by Borrower, any Guarantor or any of their employees.

     7.12. Insurance. Borrower and each Guarantor will carry adequate insurance issued by an insurer acceptable to Lender, in amounts acceptable to Lender (at least adequate to comply with any co-insurance provisions) and against all such liability and hazards as are usually carried by entities engaged in the same or a similar business similarly situated or as may be required by Lender, and in addition, will carry business interruption insurance in such amounts as may be required by Lender. Lender confirms that Borrower's type and amount of business interruption insurance existing as of the date hereof is currently acceptable to Lender. In the case of insurance on any of the Collateral, Borrower and Guarantors shall carry insurance in the full insurable value thereof and cause Lender to be named as insured mortgagee with respect to all real property, loss payee (with a lender's loss payable endorsement) with respect to all personal property, and additional insured with respect to all liability insurance, as its interests may appear with thirty (30) days' notice to be given Lender by the insurance carrier prior to cancellation or material modification of such insurance coverage.

     Borrower and Guarantors shall cause to be delivered to Lender the insurance policies therefor or in the alternative, evidence of insurance and at least thirty (30) business days prior to the expiration of any such insurance, additional policies or duplicates thereof or in the alternative, evidence of insurance evidencing the renewal of such insurance and payment of the premiums therefor. Borrower and Guarantors shall direct all insurers that in the event of any loss thereunder or the cancellation of any insurance policy, the insurers shall make payments for such loss and pay all return or unearned premiums directly to Lender and not to Borrower or Guarantors and Lender jointly.

     In the event of any loss, Borrower will give Lender immediate notice thereof and Lender may make proof of loss whether the same is done by Borrower or Guarantors. Lender is granted a power of attorney by Borrower and Guarantors with full power of substitution to file any proof of loss in Borrower's, such Guarantor's or Lender's name, to endorse Borrower's or such Guarantor's name on any check, draft or other instrument evidencing insurance proceeds, and to take any action or sign any document to pursue any insurance loss claim. Such power being coupled with an interest is irrevocable.

     In the event of any loss, Lender, at its option, may (a) retain and apply all or any part of the insurance proceeds to reduce, in such order and amounts as Lender may elect, the Lender Indebtedness, or (b) disburse all or any part of such insurance proceeds to or for the benefit of Borrower or the applicable Guarantor for the purpose of repairing or replacing Collateral after receiving proof satisfactory to Lender of such repair or replacement, in either case without waiving or impairing the Lender Indebtedness or any provision of this Agreement. Any deficiency thereon shall be paid by Borrower to Lender upon demand. Neither Borrower nor any Guarantor shall take out any insurance without having Lender named as loss payee or additional insured thereon. Borrower and Guarantors shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral.

     7.13. Inspections; Examinations. Borrower and each Guarantor hereby irrevocably authorize and direct all accountants and auditors employed by Borrower and each Guarantor at any time to exhibit and deliver to Lender copies of any and all of Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession and copies of all reports submitted to Borrower or Guarantors by such accountants or auditors, including management letters, "comment" letters and audit reports, and to disclose to Lender any information they may have concerning Borrower's and Guarantors' financial status and business operations. Borrower and Guarantors further authorize all federal, state and municipal authorities to furnish to Lender copies of reports or examinations relating to Borrower, whether made by Borrower, Guarantors or otherwise.

     The officers of Lender, or such Persons as any of them may designate, may visit and inspect any of the properties of Borrower and Guarantors, examine (either by Lender's employees or by independent accountants) any of the

Collateral or other assets of Borrower and Guarantors, including the books of account of Borrower and Guarantors, and discuss the affairs, finances and accounts of Borrower with its officers and with its independent accountants, at such times as Lender may desire.

     Lender may conduct at any time and from time to time, and Borrower and Guarantors will fully cooperate with, field examinations of the inventory, accounts receivable and business affairs of Borrower. Borrower shall pay Lender Seven Hundred Fifty Dollars ($750.00), per person, for each day of any such examination, plus all other expenses incurred by Lender in connection therewith.

     7.14. Default Under Other Indebtedness. Neither Borrower nor any Guarantor will permit any of its Indebtedness to be in default. If any Indebtedness of Borrower or any Guarantor is declared or becomes due and payable before its expressed maturity by reason of default or otherwise or to the knowledge of Borrower or any Guarantor, the holder of any such Indebtedness shall have the right (or upon the giving of notice or the passage of time, or both, shall have the right) to declare such Indebtedness to be so due and payable, Borrower will immediately give Lender written notice of such declaration, acceleration or right of declaration.

     7.15. Pension Plans. Borrower and each Guarantor will (a) keep in full force and effect any and all Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to Borrower or such Guarantor in connection with such termination (as distinguished from any continuing funding obligation); (b) make contributions to all of Borrower's or such Guarantor's Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (c) comply with all material requirements of ERISA which relate to such Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction or material "accumulated funding deficiency" as such term is defined in ERISA; and (d) notify Lender immediately upon receipt by Borrower or such Guarantor of any notice of the institution of any proceeding or other action which may result in the termination of any Plan and deliver to Lender, promptly after the filing or receipt thereof, copies of all reports or notices which Borrower or any Guarantor files or receives under ERISA with or from the Internal Revenue Service, the PBGC, or the U.S. Department of Labor.

     7.16. Lender of Account. Borrower will maintain Summit Bank as its major bank of account, unless otherwise agreed by Lender in writing.

     7.17. Maintenance of Management. Borrower will maintain its current chief executive officer and chief financial officer or such other persons (serving in such management positions) as may be reasonably satisfactory to Lender.

     7.18. Capital Stock; Dividends. Neither Borrower nor any Guarantor will redeem, repurchase or otherwise make any payment or distribution to acquire any of its capital stock. Neither Borrower nor any Guarantor will pay dividends or make other distributions on account of its capital stock.

     7.19. Transactions with Affiliates. Neither Borrower nor any Guarantor will enter into or conduct any transaction with any Affiliate except on terms that would be usual and customary in a similar transaction between Persons not affiliated with each other and except as disclosed to Lender. Neither Borrower nor any Guarantor will make any loans or extensions of credit to any of its Affiliates, shareholders, directors or officers, except for the existing loans described in Schedule 7.19 attached hereto. Borrower and each Guarantor will cause all of its Indebtedness at any time owed to its Affiliates, shareholders, directors and officers to be subordinated in all respects to all present and future Lender Indebtedness and will not make any payments thereon, except as approved by Lender in writing.

     7.20. Restriction on Stock Transfer. Neither RCI, RXD nor any Guarantor will directly or indirectly issue, transfer, sell or otherwise dispose of, or part with control of, or permit the transfer of, any shares of its capital stock.

     7.21. Name or Address Change. Neither Borrower nor any Guarantor will change its name or address except upon thirty (30) days prior written notice to Lender and delivery to Lender of any items requested by Lender to maintain perfection and priority of Lender's security interests and access to Borrower's or such Guarantor's books and records.

     7.22. Notices. Borrower will promptly notify Lender of (a) any action or proceeding brought against Borrower or any Guarantor wherein such action or proceeding would, if determined adversely to Borrower or such Guarantor result in liability of Borrower or such Guarantor and which would have a material adverse affect on the financial condition or operation of such party or the value of the Collateral, (b) the occurrence of any Default or Event of Default,
(c) the failure of Borrower or any Guarantor to observe any of its undertakings under the Loan Documents, or (e) any material adverse change in the assets, business, operations or financial condition of Borrower or any Guarantor.

     7.23. Additional Documents and Future Actions. Borrower and Guarantors will, at their sole cost, take such actions and provide Lender from time to time with such agreements, financing statements and additional instruments, documents or information as the Lender may in its reasonable discretion deem necessary or advisable to perfect, protect, maintain or enforce the security interests in the Collateral, to permit Lender to protect or enforce its interest in the Collateral, or to carry out the terms of the Loan Documents. Borrower and Guarantors hereby authorize and appoint Lender as their attorney-in-fact, with full power of substitution, to take such actions as Lender may reasonably deem advisable to protect the Collateral and its interests thereon and its rights hereunder, to execute on Borrower's and Guarantors' behalf and file at Borrower's and Guarantors' expense financing statements, and amendments thereto, in those public offices deemed necessary or appropriate by Lender to establish, maintain and protect a continuously perfected security interest in the Collateral, and to execute on Borrower's and Guarantors' behalf such other documents and notices as Lender may deem advisable to protect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable. Borrower and Guarantors irrevocably authorize the filing of a carbon, photographic or other copy of this Agreement, or of a financing statement, as a financing statement and agrees that such filing is sufficient as a financing statement.

     7.24. Accounts Receivable. Unless Lender notifies Borrower in writing that it dispenses with any one or more of the following requirements, Borrower will
(a) inform Lender immediately of the rejection of goods, claims made or delay in delivery or performance in regard to any account or contract right upon which Borrower has based availability for advances under the Line and will adjust the borrowing base calculation under the Line to reduce the availability for advances under the Line by the amount of such account and will repay any Out-Of-Formula Advance resulting therefrom; (b) make no change in any account upon which Borrower has based availability for advances under the Line, unless such change is reflected in the borrowing base calculation and does not result in any Out-Of-Formula Advance under the Line; (c) furnish to Lender all information received by Borrower materially affecting the financial standing of any account debtor whose account or contract right has been specifically assigned to Lender or such information regarding the financial condition of any account debtor as may be otherwise reasonably requested by Lender; (d) pay Lender the amount loaned against any account or contract right if the goods are returned by purchaser or the contract is canceled or terminated or adjust the borrowing base calculation to reduce the availability for advances under the Line by the amount of such account and repay any Out-Of-Formula Advance resulting therefrom; (e) immediately notify Lender if any of its accounts arise out of contracts with the United States or any department, agency or instrumentality thereof and, at Lender's request, execute any instruments and take any steps required by Lender in order that all monies due and to become due under such contract shall be assigned to Lender and notice thereof given to the Government under the Federal Assignment of Claims Act; and (f) deliver to Lender, with appropriate endorsement or assignment, any instrument or chattel paper representing an account or contract right. Any permission granted to Borrower by Lender to omit any of the requirements of this Section 7.24 may be revoked by Lender at any time.

     Borrower will, if requested by Lender (a) give Lender assignments, in form acceptable to Lender, of specific accounts or groups of accounts and monies due and to become due under specific contracts and specific general intangibles; (b) furnish to Lender a copy, with such duplicate copies as Lender may request, of the invoice applicable to each account specifically assigned to Lender or arising out of a contract right, bearing a statement that such account has been assigned to Lender and such additional statements as Lender may require; (c) mark its records evidencing its accounts in a manner satisfactory to Lender so as to show which accounts have been assigned to Lender; (d) furnish to Lender satisfactory evidence of the shipment and receipt of any goods specified by Lender and the performance of any services or obligations covered by accounts or contracts in which Lender has a security interest; (e) pay Lender the unpaid portion of any account or contract right upon which Borrower has based availability for advances under the Line if (i) such account is not paid promptly after its maturity, (ii) an account debtor does not accept the goods or services, (iii) any petition under the Bankruptcy Code or any similar Federal or State statute is filed by or against a purchaser, or (iv) Lender shall at any time reject the account as unsatisfactory; and until such payment is made by Borrower, Lender may retain any such account or contract right as security and may charge any Blocked Account or any other deposit account of Borrower maintained with any Affiliate of Lender with any such amounts (or in lieu of such payment or charge, Lender may establish a reserve therefor or require that Borrower issue a credit with respect thereto); (f) join with Lender in executing a financing statement, notice, affidavit or similar instrument, in form satisfactory to Lender, and such continuation statements and other instruments as Lender may from time to time request and pay the cost of filing the same in any public office deemed advisable by Lender; (g) give Lender such financial statements, reports, certificates, lists of purchasers (showing names, addresses, and amounts owing) and other data concerning its accounts, contracts, collections, inventory, general intangibles and other matters as Lender may from time to time specify; (h) segregate cash proceeds of Collateral so that they may be identified readily, and deliver the same to the Lender at such time or times and in such manner and form as the Lender may direct; (i) furnish such witnesses as may be necessary to establish legal proof of the Collateral or records relating to the Collateral; or (j) obtain from any owner, encumbrancer or other person having an interest in the property where any Collateral is located, written consent to Lender's removal of the Collateral therefrom, without liability on the part of the Lender to such owner, encumbrancer or other person, or from any such owner, encumbrancer or other person such waivers of any interest in the Collateral as the Lender may require.

     7.25. Material Adverse Contracts. Neither Borrower nor any Guarantor will become or be a party to any contract or agreement which has a materially adverse impact on Borrower's or such Guarantor's ability to perform under this Agreement or any other agreement with Lender to which Borrower or such Guarantor is a party.

     7.26. Restrictions on Use of Proceeds. Borrower will not carry or purchase with the proceeds of the Loans any "margin security" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System.

8. FINANCIAL COVENANTS. Except with the prior written consent of Lender, Borrower will comply with the following:

     8.1. Cash Flow Coverage Ratio. Borrower shall have a Cash Flow Coverage Ratio as of the end of each fiscal quarter of Borrower, measured on a cumulative year to date basis, of not less than (a) .81 to 1.0 during Borrower's fiscal year ending December 31, 1999; (b) .91 to 1.0 during Borrower's fiscal year ending December 31, 2000; and (c) 1.0 to 1.0 during each fiscal year of Borrower ending thereafter.

     8.2. Tangible Net Worth. Borrower shall have a Tangible Net Worth of not less than Eight Million Five Hundred Thousand Dollars ($8,500,000.00) as of the end of each fiscal quarter of Borrower.

     8.3. Current Ratio. Borrower shall have a ratio of (a) Current Assets to
(b) Current Liabilities of not less than 1.5 to 1.0 as of the end of each fiscal quarter of Borrower.

     8.4. Capital Expenditures. Borrower shall not cause, suffer or permit its annual aggregate Capital Expenditures to exceed One Million Five Hundred Thousand Dollars ($1,500,000.00) for any fiscal year of Borrower. The foregoing covenant shall be on a non-cumulative basis as to any unused portions during any fiscal year.

9. ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS. Borrower and Guarantors will maintain books of record and account in which full, correct and current entries in accordance with GAAP will be made of all of their dealings, business and affairs, and Borrower and Guarantors will deliver to Lender the following:

     9.1. Annual Statements. As soon as available and in any event within ninety
(90) days after the end of each fiscal year of Borrower:

          (a) the audited consolidated and consolidating income and retained earnings statements of Borrower and Guarantors for such fiscal year,

          (b) the audited consolidated and consolidating balance sheet of Borrower and Guarantors as at the end of such fiscal year, and

          (c) the audited consolidated and consolidating statement of cash flow of Borrower and Guarantors for such fiscal year,

setting forth in comparative form the corresponding figures as at the end of the previous fiscal year, all in reasonable detail, including all supporting schedules and comments. The foregoing statements and balance sheets shall be prepared in accordance with GAAP by independent certified public accountants of recognized standing acceptable to Lender in the reasonable exercise of its discretion, with respect to which such accountants shall deliver their unqualified opinion.

     9.2. Projections and Cash Flow. As soon as available and in any event not less than thirty (30) days prior to the end of each fiscal year of Borrower and Guarantors, projections and cash flows on a quarterly basis for the next succeeding twelve (12) months, prepared by the chief financial officer of Borrower and Guarantors. Borrower and Guarantors have furnished to Lender initial projections dated as of the date hereof and attached hereto as Schedule
9.2 containing the information required by this Section 9.2. Borrower and Guarantors represent and covenant that (a) the initial projections attached hereto have been and all projections required by this Section 9.2 shall be prepared by the chief financial officer of Borrower and Guarantors and represent, and in the future shall represent, the best available good faith estimate of Borrower and Guarantors regarding the course of Borrower's and Guarantors' business for the periods covered thereby; (b) the assumptions set forth in the initial projections are and the assumptions set forth in the future projections delivered hereafter shall be reasonable and realistic based on then current economic conditions; (c) Borrower and Guarantors know of no reason, other than the potential impact of then current economic, political or other market conditions noted on such projections, why they should not be able to achieve the performance levels set forth in the initial projections and shall have no knowledge at the time of delivery of future projections of any reason why they shall not be able to meet the performance levels set forth in said projections; and (d) Borrower and Guarantors have sufficient capital as may be required for its ongoing business and to pay its existing and anticipated debts as they mature.

     9.3. Monthly Statements. As soon as available and in any event within thirty (30) days after the end of each calendar month:

          (a) the consolidated and consolidating income and retained earnings statements of Borrower and Guarantors for such month,

          (b) the consolidated and consolidating balance sheet of Borrower and Guarantors as of the end of such month, and

          (c) the consolidated and consolidating statement of cash flow of Borrower and Guarantors for such month,

setting forth in comparative form the corresponding figures as at the end of the corresponding month of the previous fiscal year (if applicable) and the projected figures based upon the projections required under Section 9.3, all in reasonable detail, subject to year-end adjustments, and certified by the chief financial officer of Borrower and Guarantors to be accurate and to have been prepared in accordance with GAAP.

     9.4. 10Q and 10K. Contemporaneously with the filing thereof with the Securities and Exchange Commission, copies of Borrower's 10Q and 10-K Reports.

     9.5. Accounts Receivable and Accounts Payable Statements. As soon as available and in any event within fifteen (15) days after the end of each calendar month, a schedule of the Borrower's accounts receivable and accounts payable, identifying all Eligible Receivables, and the aging thereof by open invoice of each customer of Borrower, all certified as to accuracy by the chief financial officer of Borrower. Borrower will also provide Lender with all information requested by Lender with respect to any account debtor.

     9.6. Inventory Certifications. At least once every fifteen (15) days, a report in form satisfactory to Lender of the level of Borrower's inventory, with such details as may be requested by Lender including, without limitation, identification of all Eligible Inventory, all certified as to accuracy by the chief financial officer of Borrower.

     9.7. Accounts Receivable Borrowing Base Information and Related Documents. On each Business Day and as a condition of each advance under the Line, an accounts receivable assignment and a sales, collection and credit report in the form of Exhibit "C" attached hereto, a copy of Borrower's sales, collection and credit journal entries for the period then ended, together with such additional information and details as may be requested by Lender, all certified as to accuracy by the chief financial officer of Borrower.

     9.8. Audit Reports. Promptly upon receipt thereof, one copy of each other report submitted to Borrower or any Guarantor, by independent accountants, including management letters, "comment" letters, in connection with any annual, interim or special audit report made by them of the books of Borrower or such Guarantor.

     9.9. Reports to Governmental Agencies and Other Creditors. With reasonable promptness, copies of all such financial reports, statements and returns which Borrower or any Guarantor shall file with any federal or state department, commission, board, bureau, agency or instrumentality and any report or statement delivered by Borrower or such Guarantor to any supplier or other creditor in connection with any payment restructuring.

     9.10. Requested Information. With reasonable promptness, all such other data and information in respect of the condition, operation and affairs of Borrower or any Guarantor as Lender may reasonably request from time to time.

     9.11. Compliance Certificates. Within the periods provided in Sections 9.1 and 9.3 above, a certificate of the chief financial officer of Borrower and
Guarantors: (a) stating that, to the best of such party's knowledge after due investigation and inquiry, Borrower and Guarantors have observed, performed and complied with each and every undertaking contained herein, (b) setting forth the information and computations (in sufficient detail) required in order to establish compliance with the financial covenants in Article 8 of this Agreement, and (c) certifying that, to the best of such party's knowledge after due investigation and inquiry, as of the date of such certification, there does not exist any Default or Event of Default. Such certificate will be in the form of Exhibit "D" attached hereto.

10. ENVIRONMENTAL REPRESENTATIONS AND COVENANTS.

     10.1. Representations. Borrower and Guarantors represent to Lender as follows: (a) the Borrower and Guarantors are in compliance with all Environmental Requirements and Borrower and Guarantors have no knowledge of any circumstances which may prevent or interfere with such compliance in the future;
(b) the Borrower and Guarantors have all licenses, permits, approvals and authorizations required under applicable Environmental Requirements; (c) there are no pending or threatened claims against Borrower and Guarantors or any of their assets related to the failure to comply with any Environmental Requirements, or any facts or circumstances which could give rise to such a claim; (d) no facility or property now or previously owned, operated or leased by Borrower or Guarantors is an Environmental Cleanup Site; (e) neither Borrower nor Guarantors have treated, stored, transported, handled or disposed of Special Materials at or adjacent to any Environmental Cleanup Site; (f) there are no liens or claims for cost reimbursement outstanding or threatened against Borrower or Guarantors or any of their assets, or any facts or circumstances which could give rise to such a lien or claim; and (g) there are no facts or circumstances which, under the provisions of any Environmental Requirements, could restrict the use, occupancy or transferability of any of the Collateral or any of the facilities owned, leased or operated by Borrower or Guarantors.

     10.2. Real Property. Borrower and Guarantors represent and warrant to Lender that there are no Special Materials presently located on or, to the best of their knowledge, near any real property owned, leased or operated by Borrower or Guarantors (collectively, "Real Property"), except for Special Materials which are and have at all times been treated, stored, transported, handled and disposed of in compliance with all Environmental Requirements. Borrower and Guarantors represent to Lender that the Real Property is not now being used nor, to the best of its knowledge, has it ever been used in the past for activities involving Special Materials, including but not limited to the use, generation, collection, storage, treatment, or disposal of any Special Materials except for Special Materials which are and have at all times been treated, stored, transported, handled and disposed of in compliance with all Environmental Requirements. Without limiting the generality of the foregoing, the Real Property is not being used nor, to the best of Borrower's and Guarantors' knowledge, has it ever been used in the past for a landfill, surface impoundment or other area for the treatment, storage or disposal of solid waste (including solid waste such as sludge).

     10.3. Covenant Regarding Compliance. Borrower and Guarantors shall take, at Borrower's and Guarantors' sole expense, such actions as may be necessary to comply with all Environmental Requirements, as hereinafter defined. If Borrower or Guarantors shall fail to take such action, Lender may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so. All sums so advanced or paid, including all sums advanced or paid by Lender in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, attorney's fees, fines, or other penalty payments, shall be at once repayable by Borrower and Guarantors and all sums so advanced or paid shall become a part of the Lender Indebtedness.

     The Borrower and Guarantors will maintain all licenses, permits, approvals and authorizations required under applicable Environmental Requirements. In connection with off-site treatment, storage, handling, transportation or disposal of Special Materials, the Borrower and Guarantors will conduct such activities only at facilities and with carriers who operate in compliance with all Environmental Requirements and will obtain certificates of compliance or disposal from all contractors retained in connection with such activities.

     10.4. Notices. In the event Borrower or any Guarantor becomes aware of any past, present or future facts or circumstances which have given rise or could give rise to a claim against Borrower or any Guarantor related to a failure to comply with any Environmental Requirements, Borrower will promptly give Lender notice thereof, together with a written statement of an officer of Borrower or such Guarantor setting forth the details thereof and the action with respect thereto taken in connection therewith.

     10.5. Indemnity. Borrower and Guarantors agree to indemnify, defend and hold harmless Lender, its parents, subsidiaries, successors and assigns, and any officer, director, shareholder, employee, Affiliate or agent of Lender, for all loss, liability, damage, cost and expenses, including, without limitation, attorney's fees and disbursements (including the reasonable allocated cost of in-house counsel and staff) arising from or related to (a) the release of any Special Materials at any facility at any time owned, leased or operated by Borrower or any Guarantor, (b) the release of any Special Materials treated, stored, transported, handled, generated or disposed of by or on behalf of Borrower or any Guarantor at any third party owned site, (c) any claim against Borrower or any Guarantor that they have failed to comply with all Environmental Requirements, and (d) the breach by Borrower or any Guarantor of any representation or covenant in this Section 10.

     10.6. Testing. Lender shall have the right from time to time to designate such persons ("Environmental Consultants") as Lender may select to visit, inspect, examine and test all properties owned, leased or operated by and all products and wastes generated, treated, stored, transported, handled or disposed of by or on behalf of Borrower or any Guarantor, for the purpose of investigating compliance with Environmental Requirements, any actual or potential claims related thereto, and any condition which could result in potential liability, cost or expenses to the Lender. Borrower and Guarantors will permit such Environmental Consultants to have access to all of such properties, products and wastes and all books, records and reports related to compliance by Borrower and Guarantors with all Environmental Requirements. Borrower and Guarantors will supply Lender or the Environmental Consultants with all information, records, correspondence, audits, reviews and materials related to compliance by the Borrower and Guarantors with all Environmental Requirements and will make available to Lender or the Environmental Consultants appropriate personnel employed by or consultants retained by the Borrower or any Guarantor having knowledge of such matters.

     Provided that an Event of Default has occurred, or the Lender has a good faith belief that Borrower or any Guarantor has failed to comply with all Environmental Requirements, the cost of such tests, examinations and inspections shall be borne by Borrower and in the event Lender pays such costs, such sums shall be at once repayable by Borrower and all sums so advanced or paid by Lender shall become part of the Lender Indebtedness. Notwithstanding the foregoing, the Lender shall have no obligation to perform any tests, examinations or inspections or to monitor the Borrower's or any Guarantor's compliance with any Environmental Requirements.

     10.7. Survival. The representations and covenants of Borrower and Guarantors contained in this Section 10.7, including without limitation the indemnification obligation of Borrower and Guarantors, shall survive the occurrence of any event whatsoever, including the payment of the Lender Indebtedness or any investigation by or knowledge of Lender.

11. CONDITIONS OF CLOSING. The obligation of Lender to make available the Loans is subject to the performance by Borrower and Guarantors of all of their agreements to be performed hereunder and to the following further conditions (any of which may be waived by Lender):

     11.1. Loan Documents. Borrower, Guarantors and all other required persons and entities will have executed and delivered to Lender the Loan Documents.

     11.2. Representations and Warranties. All representations and warranties of Borrower and Guarantors set forth in the Loan Documents will be true at and as of the date hereof.

     11.3. No Default. No condition or event shall exist or have occurred which would constitute a Default or an Event of Default hereunder.

     11.4. Proceedings and Documents. All proceedings taken by Borrower and Guarantors in connection with the transactions contemplated by this Agreement and all documents incident to such transactions shall be satisfactory in form and substance to Lender and Lender's counsel, and Lender shall have received all documents or other evidence which it reasonably may request in connection with such proceedings and transactions. Borrower and Guarantors shall have delivered to Lender a certificate, in form and substance satisfactory to Lender, dated the date hereof and signed on behalf of the Borrower and Guarantors by an officer of Borrower and Guarantors, certifying (a) true copies of the Articles of Incorporation and bylaws of the Borrower and Guarantors in effect on such date,
(b) true copies of all corporate actions taken by Borrower and Guarantors relative to the Loan Documents, and (c) the names, true signatures and incumbency of the officers of the Borrower authorized to execute and deliver this Agreement and the other Loan Documents. Lender may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been received by Lender.

     11.5. Landlord's, Mortgagee's or Warehouseman's Release and Waiver Agreements. Lender shall have received a landlord's, mortgagee's or warehouseman's release and waiver agreement, satisfactory in form and substance to Lender, from each landlord, mortgagee and warehouseman for each location owned or leased by Borrower or any Guarantor or at which Borrower or any Guarantor warehouses inventory or any other Collateral.

     11.6. Delivery of Other Documents. The following documents shall have been delivered by or on behalf of Borrower and Guarantors to Lender:

          (a) Good Standing and Tax Lien Certificates. A good standing certificate certifying to the subsistence/good standing and corporate status of Borrower and Guarantors, good standing/foreign qualification certificates from all other jurisdictions in which Borrower and Guarantors are required to be qualified to do business, and tax lien certificates for Borrower and Guarantors from each jurisdiction in which Borrower and Guarantors are required to be qualified to do business.

          (b) Authorization Documents. Evidence of authorization of Borrower's and Guarantors' execution and full performance of this Agreement, the Loan Documents and all other documents and actions required hereunder.

          (c) Insurance. Evidence of the insurance coverage required under
     Section 7.12.

          (d) Opinion of Counsel. An opinion of counsel for Borrower and Guarantors in form and content satisfactory to Lender.

          (e) Appraisals. An appraisal of Borrower's equipment, in form, substance and showing a value satisfactory to Lender.

          (f) Blocked Accounts. Agreements with respect to Blocked Accounts as shall be required by Lender.

          (g) Other Documents. Such other documents as may be required to be submitted to Lender by the terms hereof or of any Loan Document.

     11.7. [THIS SPACE INTENTIONALLY LEFT BLANK]

     11.8. Non-Waiver of Rights. By completing the closing hereunder, or by making advances hereunder, Lender does not thereby waive a breach of any warranty or representation made by Borrower or Guarantors hereunder or any agreement, document, or instrument delivered to Lender or otherwise referred to herein, and any claims and rights of Lender resulting from any breach or misrepresentation by Borrower or Guarantors are specifically reserved by Lender.

12. CERTAIN CONDITIONS TO SUBSEQUENT ADVANCES. Subsequent advances shall be conditioned upon the following conditions and each request by Borrower for an advance shall constitute a representation by Borrower and Guarantors to Lender that each condition has been met or satisfied:

     12.1. Representations and Warranties. All representations and warranties of Borrower and Guarantors contained herein or in the Loan Documents shall be true at and as of the date of such advance as if made on such date, and each request for an advance shall constitute reaffirmation by Borrower and Guarantors that such representations and warranties are then true.

     12.2. No Default. No condition or event shall exist or have occurred at or as of the date of such advance which would constitute a Default or an Event of Default.

     12.3. Other Requirements. Lender shall have received all certificates, authorizations, affidavits, schedules and other documents which are provided for hereunder or under the Loan Documents, or which Lender may reasonably request.

13. DEFAULT AND REMEDIES.

     13.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event or Events of Default hereunder:

          (a) The failure of Borrower to pay any amount of principal or interest on the Notes, or any fee or other sums payable hereunder, or any other Lender Indebtedness on the date on which such payment is due, whether on demand, at the stated maturity or due date thereof, or by reason of any requirement for the prepayment thereof, by acceleration or otherwise;

          (b) The failure of Borrower or any Guarantor to duly perform or observe any obligation, covenant or agreement on its part contained herein or in any other Loan Document, not otherwise constituting an Event of Default under this Section 13.1 and such failure continues unremedied for a period of ten (10) days after the earlier of (i) notice from Lender to Borrower of the existence of such failure or (ii) the date Borrower or Guarantor knows of such failure; provided however, in the event such failure is incapable of being remedied or is the result of noncompliance with any of the financial covenants set forth in Article 8 above, Borrower shall not be entitled to any such notice or grace;

          (c) The failure of Borrower or any Guarantor to pay any Indebtedness for borrowed money due to any third Person or the existence of any other event of default under any loan, security agreement, mortgage or other agreement pertaining thereto binding Borrower or any Guarantor, after the expiration of any notice and/or grace periods permitted in such documents, where such Indebtedness has an outstanding principal balance in excess of Fifty Thousand Dollars ($50,000.00) or such failure would have a material adverse affect on the financial condition or operations of Borrower or Guarantors or the value of the Collateral;

          (d) The failure of Borrower or any Guarantor to pay or perform any other obligation to Lender under any other agreement or note or otherwise arising, whether or not related to this Agreement, after the expiration of any notice and/or grace periods permitted in such documents;

          (e) The adjudication of Borrower or any Guarantor as bankrupt or insolvent, or the entry of an Order for Relief against Borrower or any Guarantor or the entry of an order appointing a receiver or trustee for Borrower or any Guarantor of any of their property or approving a petition seeking reorganization or other similar relief under the bankruptcy or other similar laws of the United States or any state or any other competent jurisdiction;

          (f) A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law is filed by or (unless dismissed within 60 days, provided Lender shall have no obligation to advance any additional funds or make any other extensions of credit during such period) against Borrower or any Guarantor, or Borrower or any Guarantor makes an assignment for the benefit of creditors, or Borrower or any Guarantor takes any action to authorize any of the foregoing;

          (g) The suspension of the operation of Borrower's or any Guarantor's present business, or Borrower or any Guarantor becoming unable to meet its debts as they mature, or the admission in writing by Borrower or any Guarantor to such effect, or Borrower or any Guarantor calling any meeting of all or any material portion of its creditors for the purpose of debt restructure;

          (h) All or any part of the Collateral or the assets of Borrower or any Guarantor are attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any receiver, trustee, custodian or assignee for the benefit of creditors;

          (i) The entry of a final judgment for the payment of money against Borrower or any Guarantor in excess of Twenty-Five Thousand Dollars ($25,000.00) individually or in the aggregate which, within ten (10) days after such entry, shall not have been discharged or execution thereof stayed pending appeal or shall not have been discharged within five (5) days after the expiration of any such stay;

          (j) Any representation or warranty of Borrower or any Guarantor in any of the Loan Documents is discovered to be untrue in any material respect or any statement, certificate or data furnished by Borrower or any Guarantor pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified;

          (k) Borrower or any Guarantor voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;

          (l) Borrower or any Guarantor is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency, the effect of which order restricts Borrower or any Guarantor from conducting all or any material part of its business;

          (m) A breach by Borrower or any Guarantor occurs under any material agreement, document or instrument, whether heretofore, now or hereafter existing between Borrower or any Guarantor and any other Person;

          (n) A material and adverse change occurs in any of Borrower's or any Guarantor's operations, management or financial condition or in the value of the Collateral;

          (o) Any material uninsured damage to, or loss, theft, or destruction of, any of the Collateral occurs;

          (p) Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty loss occurs resulting in the cessation or substantial curtailment of production or other revenue producing activities at any facility of Borrower or any Guarantor for more than thirty (30) consecutive days;

          (q) The loss, suspension, revocation or failure to renew any license or permit now held or hereafter acquired by Borrower or any Guarantor, which loss, suspension, revocation or failure to renew might have a material adverse effect on the business profits, assets or financial condition of Borrower or any Guarantor;

          (r) Any projection delivered to Lender pursuant hereto indicates that an Event of Default will occur; and/or

          (s) The validity or enforceability of this Agreement, or any of the Loan Documents, is contested by the Borrower or any Guarantor; or Borrower or any Guarantor denies that it has any or any further liability or obligation hereunder or thereunder; or

          (t) The indictment or threatened indictment of Borrower or any Guarantor under any criminal statute, or the commencement or threatened commencement of any criminal or civil proceeding against Borrower or any Guarantor, pursuant to which the penalties or remedies sought are available and include forfeiture of any of the Collateral.

     13.2. Remedies. At the option of the Lender, upon the occurrence of an Event of Default, or at any time thereafter:

          (a) The entire unpaid principal of the Loans, all other Lender Indebtedness, or any part thereof, all interest accrued thereon, all fees due hereunder and all other obligations of Borrower and Guarantors to Lender hereunder or under any other agreement, note or otherwise arising will become immediately due and payable without any further demand or notice;

          (b) The Line will immediately terminate and the Borrower will receive no further extensions of credit thereunder;

          (c) Lender may increase the interest rate on the Loans to the applicable default rate set forth herein, without notice;

          (d) Lender may reduce availability for advances under the Line or require additional reserves without notice;

          (e) Lender may enter the premises occupied by Borrower or any Guarantor and take possession of the Collateral and any records relating thereto; and/or

          (f) Lender may exercise each and every right and remedy granted to it under the Loan Documents, under the Uniform Commercial Code and under any other applicable law or at equity.

     If an Event of Default occurs under Section 13.1(e) or (f), all Lender Indebtedness shall become immediately due and payable.

     13.3. Sale or Other Disposition of Collateral. The sale, lease or other disposition of the Collateral, or any part thereof, by Lender after an Event of Default may be for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Lender Indebtedness then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. The Lender may cause the Collateral to remain on Borrower's or any Guarantor's premises or otherwise or to be removed and stored at premises owned by other persons, at Borrower's expense, pending sale or other disposition of the Collateral. Borrower or Guarantors, at Lender's request, shall assemble the Collateral consisting of inventory and tangible assets and make such assets available to Lender at a place to be designated by Lender. Lender shall have the right to conduct such sales on Borrower's or any Guarantor's premises, at Borrower's and Guarantors' expense, or elsewhere, on such occasion or occasions as Lender may see fit. Any notice required to be given by Lender of a sale, lease or other disposition or other intended action by Lender with respect to any of the Collateral which is deposited in the United States mail, postage prepaid and duly addressed to Borrower at the address specified in Section 14.1 below, at least five (5) business days prior to such proposed action, shall constitute fair and reasonable notice to Borrower and Guarantors of any such action. The net proceeds realized by Lender upon any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by Lender in connection therewith and all other costs and expenses related thereto including attorney fees, shall be applied in such order as Lender, in its sole discretion, elects, toward satisfaction of the Lender Indebtedness. Lender shall account to Borrower for any surplus realized upon such sale or other disposition, and Borrower and Guarantors shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Lender's security interest in the Collateral. Borrower and Guarantors agree that Lender has no obligation to preserve rights to the Collateral against any other parties. Lender is hereby granted a license or other right to use, after an Event of Default, without charge, Borrower's or Guarantors' labels, general intangibles, intellectual property, equipment, real estate, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any inventory or other Collateral and Borrower's and Guarantors' rights under all contracts, licenses, approvals, permits, leases and franchise agreements shall inure to Lender's benefit. Lender shall be under no obligation to marshall any assets in favor of Borrower or Guarantors or any other party or against or in payment of any or all of the Lender Indebtedness.

     13.4. Actions with Respect to Accounts. Borrower and Guarantors hereby irrevocably make, constitute and appoint Lender (and any of Lender's designated officers, employees or agents) as its true and lawful attorney-in-fact, with full power of substitution, with power to sign its name and to take any of the following actions, in its name or the name of Lender, as Lender may determine, without notice to Borrower or Guarantors and at Borrower's and Guarantors' expense:

          (a) Verify the validity and amount of or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise;

          (b) Notify all account debtors that Borrower's and Guarantors' accounts have been assigned to Lender and that Lender has a security interest therein;

          (c) Direct all account debtors to make payment of all Borrower's and Guarantors' accounts directly to Lender or such other place as Lender shall designate and forward invoices directly to such account debtors;

          (d) Take control in any manner of any cash or non-cash items of payment or proceeds of such accounts;

          (e) Notify the United States Postal Service to change the address for delivery of mail addressed to Borrower or Guarantors to such address as Lender may designate;

          (f) Have access to any lockbox or postal boxes into which Borrower's or Guarantors' mail is deposited and receive, open and dispose of all mail addressed to Borrower (any sums received pursuant to the exercise of the rights provided in Sections 13.4 (a) through (f) above may, at Lender's option, be deposited in the cash collateral account provided for herein);

          (g) Take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to any accounts;

          (h) Upon the occurrence of an Event of Default, enforce payment of and collect any accounts, by legal proceedings or otherwise, and for such purpose Lender may:

               (1) Demand payment of any accounts or direct any account debtors to make payment of accounts directly to Lender or such other place as Lender shall designate;

               (2) Receive and collect all monies due or to become due to Borrower or Guarantors;

               (3) Exercise all of Borrower's or Guarantors' rights and remedies with respect to the collection of accounts;

               (4) Settle, adjust, compromise, extend, renew, discharge or release the accounts;

               (5) Sell or assign the accounts on such terms, for such amount and at such times as Lender deems advisable;

               (6) Prepare, file and sign Borrower's or Guarantors' name or names on any Proof of Claim or similar document in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

               (7) Prepare, file and sign Borrower's or Guarantors' name or names on any Notice of Lien, Claim of Mechanic's Lien, Assignment or Satisfaction of Lien or Mechanic's Lien or similar document in connection with the Collateral;

               (8) Endorse the name of Borrower or Guarantors upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to the accounts or goods pertaining thereto or upon any checks or other media of payment or evidences of a security interest that may come into Lender's possession;

               (9) Sign the name of Borrower or Guarantors to verifications of accounts and notices thereof sent by account debtors to Borrower or Guarantors; or

               (10) Take all other actions necessary or desirable to protect Borrower's, Guarantors' or Lender's interest in the accounts.

Borrower and Guarantors ratify and approve all acts of said attorneys and agree that said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except willful misconduct. This power, being coupled with an interest, is irrevocable. Borrower and Guarantors agree to assist the Lender in the collection and enforcement of their accounts and not to hinder, delay or impede the Lender in its collection or enforcement of said accounts.

     13.5. Set-Off. Without limiting the rights of Lender under applicable law, Lender has and may exercise a right of set-off, a lien against and a security interest in all property of Borrower or Guarantors now or at any time in Lender's or any Affiliate of Lender's possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Lender or any Affiliate, as security for all Lender Indebtedness. At any time and from time to time following the occurrence of a Default or an Event of Default, Lender may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender or any Affiliate to or for the credit of Borrower or Guarantors against any or all of the Lender Indebtedness and the Borrower's and Guarantors' obligations under the Loan Documents.

     13.6. Turnover of Property Held by Lender. Borrower and Guarantors irrevocably authorize any Affiliate of Lender, upon and following the occurrence of an Event of Default, at the request of Lender and without further notice, to turnover to Lender any property of Borrower or Guarantors held by such Affiliate, including without limitation, funds and securities for the Borrower's or Guarantors' account and to debit, for the benefit of Lender, any deposit account maintained by Borrower or Guarantors with such Affiliate (even if such deposit account is not then due or there results a loss or reduction of interest or the imposition of a penalty in accordance with law applicable to the early withdrawal of time deposits), in the amount requested by Lender up to the amount of the Lender Indebtedness, and to pay or transfer such amount or property to Lender for application to the Lender Indebtedness.

     13.7. Delay or Omission Not Waiver. Neither the failure nor any delay on the part of Lender to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Lender. No single, partial or full exercise of any rights, remedies, powers and privileges by the Lender shall preclude further or other exercise thereof. No course of dealing between Lender and Borrower or Guarantors shall operate as or be deemed to constitute a waiver of Lender's rights under the Loan Documents or affect the duties or obligations of Borrower or Guarantors.

     13.8. Remedies Cumulative; Consents. The rights, remedies, powers and privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Lender's favor at law or in equity. Whenever the Lender's consent or approval is required or permitted, such consent or approval shall be at the sole and absolute discretion of Lender.

     13.9. Certain Fees, Costs, Expenses, Expenditures and Indemnification. Borrower agrees to pay on demand all costs and expenses of Lender, including without limitation:

          (a) all costs and expenses in connection with the preparation, review, negotiation, execution, delivery and administration of the Loan Documents, and the other documents to be delivered in connection therewith, or any amendments, extensions and increases to any of the foregoing (including, without limitation, reasonable attorney's fees and expenses, and the cost of appraisals and reappraisals of Collateral), and the cost of periodic lien searches and tax clearance certificates, as Lender deems advisable;

          (b) all losses, costs and expenses in connection with the enforcement, protection and preservation of the Lender's rights or remedies under the Loan Documents, or any other agreement relating to any Lender Indebtedness, or in connection with legal advice relating to the rights or responsibilities of Lender (including without limitation court costs, reasonable attorney's fees and expenses of accountants and appraisers); and

          (c) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and all liabilities to which Lender may become subject as the result of delay in paying or omission to pay such taxes.

     In the event Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from security interests or lien (except as expressly permitted herein), or fails to maintain or repair the Collateral as required hereby, or otherwise breaches any obligations under the Loan Documents, Lender in its discretion, may make expenditures for such purposes and the amount so expended (including reasonable attorney's fees and expenses, filing fees and other charges) shall be payable by Borrower on demand and shall constitute part of the Lender Indebtedness.

     With respect to any amount required to be paid by Borrower under this Section, in the event Borrower fails to pay such amount on demand, Borrower shall also pay to Lender interest thereon at the default rate set forth in
Section 3.2 above.

     Borrower agrees to indemnify and hold harmless, Lender and Lender's officers, directors, shareholders, employees and agents, from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Person is a party to any litigation), including reasonable attorney's fees and costs and costs of investigation, document production, attendance at depositions or other discovery with respect to or arising out of this Agreement, the use of any proceeds advanced hereunder, the transactions contemplated hereunder, or any claim, demand, action or cause of action being asserted against Borrower or any of its Affiliates.

     Borrower's obligations under this Section shall survive termination of this Agreement and repayment of the Lender Indebtedness.

     13.10. Time is of the Essence. Time is of the essence in Borrower's and Guarantors' performance of their obligations under the Loan Documents.

14. COMMUNICATIONS AND NOTICES.

     14.1. Communications and Notices. All notices, requests and other communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, or by telecopy with the original forwarded by first-class mail, in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

             To Borrower:

                      Relm Communications, Inc.
                      7505 Communications Drive
                      West Melbourne, FL   32904
                      Attention: William P. Kelly, Vice President/Finance/CFO Telecopy Number: (407) 984-0168

             With a copy to:

                      Holland & Knight LLP
                      200 South Orange Avenue, Suite 2600
                      Orlando, FL   32801
                      Attention: Gary Whitlock, Esquire
                      Telecopy Number: 407-872-6207

             To Lender:

                      Summit Commercial/Gibraltar Corporation
                      546 Fifth Avenue
                      New York, NY   10036
                      Attention:  Alan Lapidus, Vice President
                      Telecopy Number:  (212) 398-6990

             With a copy to:

                      Wolf, Block, Schorr and Solis-Cohen LLP
                      350 Sentry Parkway, Bldg. 640
                      P. O. Box 3038
                      Blue Bell, PA  19422-0757
                      Attention:  Richard M. Zucker, Esquire
                      Telecopy Number:  (610) 238-0305 or 0374

15. WAIVERS.

     15.1. Waivers. In connection with any proceedings under the Loan Documents, including without limitation any action by Lender in replevin, foreclosure or other court process or in connection with any other action related to the Loan Documents or the transactions contemplated hereunder, Borrower and Guarantors waive:

          (a) all procedural errors, defects and imperfections in such proceedings;

          (b) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the Loan Documents or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;

          (c) presentment for payment, demand, notice of demand, notice of non-payment, protest and notice of protest of any of the Loan Documents, including the Note;

          (d) any requirement for bonds, security or sureties required by statute, court rule or otherwise; and

          (e) any demand for possession of Collateral prior to commencement of any suit.

     15.2. Forbearance. Lender may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to Borrower or Guarantors.

     15.3. Limitation on Liability. Borrower and Guarantors shall be responsible for and Lender is hereby released from any claim or liability in connection with:

          (a) Safekeeping any Collateral;

          (b) Any loss or damage to any Collateral;

          (c) Any diminution in value of the Collateral; or

          (d) Any act or default of another Person.

     Lender shall only be liable for any act or omission on its part constituting wilful misconduct. In the event that Lender breaches its required standard of conduct, Borrower and Guarantors agree that their liability shall be only for direct damages suffered and shall not extend to consequential or incidental damages. In the event Borrower or any Guarantor brings suit against Lender in connection with the transactions contemplated hereunder and Lender is found not to be liable, Borrower and Guarantors will indemnify and hold Lender harmless from all costs and expenses, including attorney's fees, incurred by Lender in connection with such suit. This Agreement is not intended to obligate Lender to take any action with respect to the Collateral or to incur expenses or perform any obligation or duty of Borrower.

16. SUBMISSION TO JURISDICTION.

     16.1. Submission to Jurisdiction. Borrower and Guarantors hereby consent to the exclusive jurisdiction of any state or federal court located within the State of New York, and irrevocably agree that, subject to the Lender's election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and Borrower and Guarantors waive any objection which they may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waive personal service of any and all process upon them, and consent that all such service of process be made by mail or messenger directed to them at the address set forth in Section 14.1. Nothing contained in this Section 16.1 shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against Borrower or Guarantors or their property in the courts of any other jurisdiction.

17.      MISCELLANEOUS.

     17.1. Brokers. The transaction contemplated hereunder was brought about and entered into by Lender and Borrower and Guarantors acting as principal and without any brokers, agents or finders being the effective procuring cause hereof. Borrower and Guarantors represent to Lender that Borrower and Guarantors have not committed Lender to the payment of any brokerage fee or commission in connection with this transaction. If any such claim is made against Lender by any broker, finder or agent or any other Person, Borrower and Guarantors agree to indemnify, defend and hold Lender harmless against any such claim, at Borrower's and Guarantors' own cost and expense, including Lender's attorneys' fees. Borrower and Guarantors further agree that until any such claim or demand is adjudicated in Lender's favor, the amount claimed and/or demanded shall be deemed part of the Lender Indebtedness secured by the Collateral.

     17.2. Use of Lender's Name. Borrower and Guarantors shall not use Lender's name or the name of any of Lender's Affiliates in connection with any of its business or activities except as may otherwise be required by the rules and regulations of the Securities and Exchange Commission or any like regulatory body and except as may be required in its dealings with any governmental agency.

     17.3. No Joint Venture. Nothing contained herein is intended to permit or authorize Borrower or Guarantors to make any contract on behalf of Lender, nor shall this Agreement be construed as creating a partnership, joint venture or making Lender an investor in Borrower.

     17.4. Survival. All covenants, agreements, representations and warranties made by Borrower and Guarantors in the Loan Documents or made by or on their behalf in connection with the transactions contemplated here shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by Lender or on its behalf and the making by Lender of the loans or advances to Borrower. All statements contained in any certificate, statement or other document delivered by or on behalf of Borrower or Guarantors pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by Borrower and Guarantors.

     17.5. No Assignment by Borrower. Borrower may not assign any of its rights hereunder without the prior written consent of Lender, and Lender shall not be required to lend hereunder except to Borrower as it presently exists.

     17.6. Assignment or Sale by Lender. Lender may sell, assign or participate all or a portion of its interest in the Loan Documents and in connection therewith may make available to any prospective purchaser, assignee or participant any information relative to Borrower and Guarantors in its possession.

     17.7. Binding Effect. This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     17.8. Severability . The provisions of this Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

     17.9. No Third Party Beneficiaries. The rights and benefits of this Agreement and the Loan Documents shall not inure to the benefit of any third party.

     17.10. Modifications. No modification of this Agreement or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

     17.11. Holidays. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

     17.12. Law Governing. This Agreement has been made, executed and delivered in the State of New York and will be construed in accordance with and governed by the laws of such State.

     17.13. Integration. The Loan Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender's rights, powers, remedies and security. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail.

     17.14. Exhibits and Schedules. All exhibits and schedules attached hereto are hereby made a part of this Agreement.

     17.15. Headings. The headings of the Articles, Sections, paragraphs and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

     17.16. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     17.17. Joint and Several Liability. Except as expressly set forth in this Agreement, all agreements, covenants, conditions, representations, warranties and provisions of this Agreement shall apply jointly and severally to each Borrower.

     17.18. Waiver of Right to Trial by Jury. BORROWER, EACH GUARANTOR AND LENDER WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER, GUARANTORS OR LENDER WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER, GUARANTORS AND LENDER AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER, GUARANTORS AND LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWER AND GUARANTORS ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                            RELM COMMUNICATIONS, INC.


                            By: _________________________________________
                                William P. Kelly, Vice President/CFO
(CORPORATE SEAL)



                            RELM WIRELESS CORPORATION


                            By: _________________________________________
                                William P. Kelly, Vice President/CFO
(CORPORATE SEAL)


                            RXD, INC.


                            By: _________________________________________
                                William P. Kelly, Vice President/CFO
(CORPORATE SEAL)


                    (SIGNATURES CONTINUED ON FOLLOWING PAGE)

                    (SIGNATURES CONTINUED FROM PREVIOUS PAGE)


                            SUMMIT COMMERCIAL/GIBRALTAR CORP.


                            By: _________________________________________


                            Name/Title: _________________________________



The undersigned, intending to be legally bound, hereby joins in the representations and warranties and consents to and agrees to be bound by the terms, conditions and covenants applicable to the undersigned as set forth in the foregoing Loan and Security Agreement, including without limitations the waivers set forth in Sections 15.1 and 17.18.


RELM COMMUNICATIONS OF FLORIDA, INC.

By: ___________________________________
    William P. Kelly, Vice President/CFO




                      (CORPORATE SEAL)

REDGO PROPERTIES, INC.

By: ___________________________________
    William P. Kelly, Vice President/CFO



                      (CORPORATE SEAL)

                                    EXHIBITS

Exhibit "A"          -   Line Note

Exhibit "B"          -   Term Note

Exhibit "C"          -   Form of Accounts Receivable Assignment and Collection
                         Report

Exhibit "D"          -   Form of Compliance Certificate

                                    SCHEDULES


Schedule 5.3   Form of Mortgage and Security Agreement

Schedule 6.1   Jurisdiction of Incorporation

Schedule 6.3   Ownership Interests, Pledges, etc.

Schedule 6.4   Stock owned by Borrower or Guarantors

Schedule 6.7 Pending or Threatened Litigation or Proceedings Against or Affecting Borrower and Guarantors

Schedule 6.14 Names (including tradenames) and Addresses of Borrower and Guarantors, identifying chief executive office

Schedule 6.16  Employee Pension Benefit Plan Obligations of Borrower and
               Guarantors

Schedule 6.18  Intellectual Property

Schedule 7.3   Permitted Indebtedness for Borrowed Money

Schedule 7.4   Permitted Investments and Loans

Schedule 7.9   Permitted Liens and Security Interests

Schedule 7.19  Permitted Loans to Affiliates, Shareholders, Officers or
               Directors

Schedule 9.2   Initial Projections